As filed with the Securities and Exchange Commission on October 12, 2007

File No: 333-144447

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL BPO SERVICES CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-0420454
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

177 Beacon Street, Unit 4

Boston, MA 02116

(781) 210-2271

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Scott Murray

Chief Executive Officer

177 Beacon Street, Unit 4

Boston, MA 02116

(781) 210-2271

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark G. Borden, Esq.	Gregg A. Noel, Esq.
Brian B. Margolis, Esq.	Thomas J. Ivey, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP	Skadden, Arps, Slate, Meagher & Flom LLP
60 State Street	300 South Grand Avenue
Boston, MA 02109	Los Angeles, California 90071
(617) 526-6000	(213) 687-5000
(617) 526-5000—Facsimile	(213) 687-5600—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and will be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 12, 2007

PRELIMINARY PROSPECTUS

$250,000,000

31,250,000 Units

Global BPO Services Corp. is a newly organized blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination of one or more domestic or international operating businesses. We plan to target acquisitions in the business process outsourcing industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and                     , 2008 [one year from the date of this prospectus], and will expire on                     , 2011 [four years from the date of this prospectus], or earlier upon redemption.

We have granted our underwriters a 30-day option to purchase up to 4,687,500 additional units solely to cover over-allotments, if any (over and above the 31,250,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to our underwriters for $100, as additional compensation, an option to purchase up to a total of 1,562,500 units at $9.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.20 (120% of the exercise price of the warrants included in the units sold in the offering). The unit purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol “OOO.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the American Stock Exchange under the symbols “OOO” and “OOO.WS”, respectively. We cannot assure you that our securities will be or continue to be listed on the American Stock Exchange.

Investing in our securities involves risk. See “ Risk Factors” beginning on page 23 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities, including, but not limited to the fact that investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses

Per Unit	$8.00	$0.56	$7.44
Total	$250,000,000	$17,500,000	$232,500,000

(1)	Includes the underwriters’ deferred discount of 3% of the gross proceeds, or $0.24 per unit ($7,500,000), payable to the underwriters only upon consummation of a business combination.

Of the net proceeds from this offering and the private placement of the founder warrants that are described in this prospectus, $246,300,000 ($7.88 per unit) will be deposited into a trust account (of which $7,500,000 or $0.24 per unit is attributable to the underwriters’ deferred discount) at Bank of America, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred fees. All of the funds held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes) will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. In accordance with Delaware law, we will liquidate as promptly as possible and distribute only to our public stockholders on a pro rata basis the amount, subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by our officers, in our trust account (including any accrued interest) plus any remaining net assets if we do not effect a business combination by                     , 2009 [24 months from the date of this prospectus].

We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2007.

Deutsche Bank Securities

Robert W. Baird & Co.

The date of this prospectus is                     , 2007.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our”, “company” or “our company” refer to Global BPO Services Corp.;

•

references to our “founding stockholders” refer to our officers, directors and members of our strategic advisory council who have purchased, as of the date of this prospectus, shares of common stock and/or who will have purchased founder warrants in the private placement which will close on or prior to the date of this prospectus;

•

references to our “founder warrants” refer to the 7,500,000 warrants to be purchased by our founding stockholders in the private placement which will close on or prior to the date of this prospectus at the price of $1.00 per warrant;

•

references to “business combination” mean our initial acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination of at least majority ownership of one or more domestic or international operating businesses in the business process outsourcing industry, having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition, pursuant to which we will require that a majority of the outstanding shares of common stock issued in this offering are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock issued in this offering both exercise their conversion rights and vote against the proposed business combination;

•

references to “public stockholders” refer to holders of common stock sold as part of the units in this offering or in the public market and include, unless otherwise indicated, any founding stockholders to the extent that they purchase or acquire such shares of common stock in this offering or in the public market;

•	references to outsourcing in this prospectus refer to corporate outsourcing and not electronics manufacturing outsourcing;

•	references to our “officers” refer to executive officers and non-executive officers of Global BPO Services Corp.; and

•	unless expressly stated to the contrary, the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

We are a blank check company organized under the laws of the State of Delaware on June 26, 2007 and our operations will initially be limited to searching for prospective target businesses to acquire. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination one or more domestic or international operating businesses. We plan to target acquisitions in the business process outsourcing, or BPO, industry.

BPO typically involves the transfer of responsibility for ongoing management and execution of a business activity, process or functional areas to an external service provider to gain efficiencies and improve performance. BPO can also be characterized as involving the transfer of management and execution of one or more complete business processes or entire business functions to the BPO provider. The BPO provider is typically part of the decision-making structure surrounding that outsourced business function, and performance objectives are primarily tied to specific measures, such as customer service, customer experience and overall business value. Business value is recognized through such results as, among others, increased productivity, new business opportunities, revenue generation, customer retention, cost reduction, integration of assets and business strategies and the opportunity to improve shareholder value for the client. BPO can include extensive data management, reporting and analysis.

Our officers and certain of our directors have extensive BPO industry experience, which will be valuable in sourcing, evaluating and executing a business combination. In addition, our officers have extensive experience in managing large scale services operations and in improving their performance through operating techniques and the use of technology, among other initiatives. Our founder, Chairman of the Board of Directors, President and Chief Executive Officer, R. Scott Murray, has over 20 years of experience in BPO and related sectors and has been an executive officer with companies that have raised approximately $1.5 billion in various debt and equity financings. Mr. Murray has been a leader in identifying, negotiating and closing over 30 acquisitions and divestitures in various companies with which he has been associated. As Chief Executive Officer of Modus Media, Inc., a privately held business process outsourcer in the global supply chain and hosting services sector, Mr. Murray was instrumental in identifying, negotiating and closing the merger of Modus Media, Inc. with CMGI, Inc. in 2004. As President and Chief Operating Officer of Stream International, Inc., an outsource provider of global technical support and call center services, Mr. Murray played a leading role in negotiating and closing its acquisition by Solectron Global Services, Inc. in 2001. From 1994 through 1999, Mr. Murray served as the Executive Vice President and Chief Financial Officer of The Learning Company, or TLC, a publicly-traded consumer software company, whose revenues grew during his tenure from $233 million in 1994 to $839 million in 1998. The TLC management team, which included both Mr. Murray and our director, Kevin O’Leary, oversaw the growth of TLC into a leading consolidator in the consumer software industry, raising over $1 billion in debt and equity financing, and acquiring and integrating more than 25 companies culminating with the acquisition of TLC for $4.2 billion in stock and assumption of net debt by Mattel, Inc. in May 1999. Mr. Murray also has significant experience in conducting business offshore in countries such as India and China from his past employment at Stream International, Inc., Modus Media, Inc. and 3Com Corporation.

Although we may consider a target business in any segment of the outsourcing industry, we intend to focus our search for a business with services or functions that can be applied across clients of different sizes and categories, regardless of industry vertical market or geographic region. Such activities often focus on hiring and training employees, managing daily operations and finances, servicing customers and delivering goods and services to customers.

We believe businesses worldwide are choosing to outsource a growing proportion of their business processes. According to International Data Corporation, or IDC, a subsidiary of

International Data Group, worldwide spending on BPO services totaled approximately $420.7 billion in 2006. IDC projects that this market will increase to $677.2 billion in 2011, representing a five-year compound annual growth rate of 10%.

We believe that our management team, strategic advisors and board of directors will be able to utilize their extensive industry experience, knowledge and contacts to source and execute an acquisition. We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our directors or officers or any other founding stockholders.

Some of the business functions on which we intend to focus our efforts include the following BPO segments:

•	human resource services;

•	finance and accounting services;

•	customer care and technical support services;

•	procurement services;

•	sales and marketing;

•	training;

•	logistics;

•	warranty management services;

•	claims processing services;

•	billing support services/operations support systems services;

•	conferencing and collaboration application services;

•	accounts receivable management services;

•	document management and electronic document storage services; and

•	other emerging BPO services.

Our founding stockholders have collectively agreed to purchase an aggregate of 7,500,000 founder warrants on or prior to the date of this prospectus at the price of $1.00 per warrant for a total of $7,500,000, all of which is to be financed from the personal funds of the founding stockholders. The founder warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the founder warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $7,500,000 purchase price of the founder warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the founder warrants will become worthless.

The initial target acquisition that we acquire must have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition, although we may acquire a target acquisition whose fair market value significantly exceeds 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition. The fair market value of a target acquisition will be determined by our board of directors based upon the financial standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, but we will not acquire less than a majority interest (meaning not less than a majority of the voting securities of such target business). If we acquire a majority interest of a target business or businesses, but less than a 100% interest, the business that we acquire must have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition. To accomplish acquiring a target acquisition whose fair market value significantly exceeds 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition, we may seek to raise additional funds through debt financing or a private offering of equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination.

Our principal executive offices are located at 177 Beacon Street, Unit 4, Boston, MA 02116.

The Offering

Securities offered	31,250,000 units, at $8.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website after the filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common stock:

Number outstanding before this offering and private placement	7,812,500 shares(1)

Number to be outstanding after this offering and private placement	39,062,500 shares(1)

Warrants:

Number outstanding before this offering and private placement	0 warrants

Number to be outstanding after this offering and private placement	38,750,000 warrants(2)

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

Exercise period

The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock underlying the warrants. The warrants will become exercisable on the later of:

•	the completion of a business combination, and

•	[ ], 2008 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [            ], 2011 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (other than the warrants included in and underlying the founder warrants):

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

(1)	Assumes no exercise of the underwriters’ over-allotment option and the redemption of 1,171,874 shares of common stock previously purchased by our founding stockholders.
(2)	Assumes no exercise of the underwriters’ over-allotment option.

•	upon a minimum of 30 days prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise their warrants prior to the date scheduled for redemption.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption.

Private Placement

Our founding stockholders have collectively agreed to purchase an aggregate of 7,500,000 founder warrants on or prior to the date of this prospectus at the price of $1.00 per warrant for a total of $7,500,000, all of which is to be financed from the personal funds of the founding stockholders. The founder warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the founder warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $7,500,000 purchase price of the founder warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the founder warrants will become worthless. See “Proposed Business—Effecting a Business Combination—Liquidation if no business combination” below.

The founder warrants have terms and provisions that are identical to the warrants being sold in this offering, except that (i) such founder warrants will be placed in escrow and not released before, except in limited circumstances, one year from the consummation of a business combination, (ii) such founder warrants will be non-redeemable as long as the founding stockholders hold them, (iii) such founder warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants, (iv) such founder warrants may be exercised on a cashless basis and (v) such founder warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed upon or prior to the consummation of this offering. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow.

If any of the founding stockholders acquire warrants for their own account in the open market, any such warrants will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the holders of the founder warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the founder warrants non-redeemable in order to provide the purchasers a potentially longer exercise period for those warrants because they will bear a higher risk than that of public warrant holders due to the fact the founder warrants are subject to transfer restrictions and to a longer holding period than that of the public warrant holders, and also to loss of investment upon liquidation, as described in the preceding paragraph. If our stock price declines in periods subsequent to a warrant redemption and the purchasers who initially acquired these warrants from us continue to hold the founder warrants, the value of those warrants still held by these persons may also decline.

Proposed AMEX symbols for our:

Units	“OOO.U”

Common stock	“OOO”

Warrants	“OOO.WS”

Offering proceeds to be held in trust	Of the proceeds of this offering, $246,300,000 ($7.88 per

unit), which includes the underwriters’ deferred discount of

$7,500,000 ($0.24 per unit), plus the proceeds from our private placement of founder warrants of $7,500,000 ($0.24 per unit), will be placed in a trust account at Bank of America, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. We believe that the underwriters’ deferred discount along with the placement of the underwriters’ deferred discount and our founding stockholders’ purchase price of the founder warrants in a trust account is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if we liquidate our trust account prior to our completing an initial business combination. The proceeds held in a trust will not be released until the earlier of the completion of our business combination (with a target acquisition (or acquisitions)) having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition (or acquisitions) or liquidation of the company. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business combination and the negotiation of an agreement to acquire a business combination; provided, however, except that to the extent the trust account earns interest or we are deemed to have earned income therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto, and to seek disbursements of net interest income up to an aggregate of $3,250,000, for working capital purposes. Expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $250,000 after the payment of the expenses relating to this offering). The $250,000 initially not held in the trust account will be used for working capital purposes. The underwriters have agreed to defer $7,500,000 of their underwriting discount, equal to 3% of the gross proceeds of the 31,250,000 units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, the underwriters’ deferred discount, reduced pro-ratably by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in the trust account.

The underwriters will not be entitled to any interest accrued on the deferred discount. If we liquidate the trust account, the underwriters have agreed to waive any right they may have to the $7,500,000 of the underwriters’ deferred discount held in the trust account, all of which shall be distributed to our public stockholders on a pro rata basis.

A portion of the funds not held in the trust account, including up to $3,250,000 in interest earned on the amounts held in the trust account, will be used to repay a loan made to us by certain of our officers and directors to cover offering related expenses. It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment to fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate our trust account. Prior to the completion of a business combination, there will be no fees or cash payments made to our founding stockholders other than:

•

Repayment of a $200,000 loan bearing interest at an annual rate of 5% compounded semi-annually, which principal amount may be increased by an aggregate amount of $50,000 at our request, made by certain of our officers and directors to cover offering expenses and other start-up costs; and

•	Payment of up to $10,000 per month to Trillium Capital LLC, an affiliate of our Chairman of the Board of Directors, President and Chief Executive Officer, for office space and administrative services.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination	We will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. Public stockholders, which for this purpose does not include founding stockholders, may vote against a business combination and exercise their conversion rights described below. In connection with the vote required for our business combination, our founding stockholders have agreed to vote all shares of common stock then owned by them in the same manner as a majority of the outstanding shares of common stock issued in this offering, other than the shares of common stock owned by the founding stockholders.

We will proceed with a business combination only if a majority of the outstanding shares of common stock issued in this offering are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock issued in this offering both exercise their conversion rights described below and vote against the proposed business combination. We will not propose a business combination to our stockholders that is conditioned on less than 30% of the public stockholders exercising their conversion rights. Voting against the proposed business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below. Our founding stockholders will not have such conversion rights with respect to any shares of common stock owned by them.

Our threshold for conversion rights has been established at 30% although historically blank check companies have used a 20% threshold. This structural change is consistent with many other current filings with the SEC and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 30% threshold entails certain risks described under the headings, “Risk Factors—Although historically blank check companies have used a 20% threshold for conversion rights, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights” and “—The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of a business combination.”

For purposes of seeking approval of the majority of the outstanding shares of common stock issued in this offering, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights for stockholders voting to reject a business combination

Public stockholders, other than our founding stockholders, voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, plus interest earned on their portion of the trust account (net of taxes payable and amounts permitted to be disbursed for working capital purposes) subject to the availability of lawful funds therefor, if the business combination is approved and completed. If a business combination is approved, stockholders that vote against the business combination and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $7,500,000 ($0.24 per share) of the underwriters’ deferred discount held in the trust account. Public stockholders will not be entitled to their pro rata share of the trust account simply by voting against the business combination; each stockholder must also affirmatively exercise its conversion rights in order to receive its pro rata share of the trust account. However, if public stockholders of 30% or more in interest of our shares of common stock issued in this offering vote against the proposed business combination and elect to convert their shares of common stock, we will not proceed with such business combination. Public stockholders that convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Our founding stockholders are not entitled to convert any of their shares of common stock into a pro rata share of the trust account. However, founding stockholders who acquire shares of common stock in or after this offering will be entitled to a pro rata share of the trust account upon the liquidation of the trust account in the event we do not consummate a business combination within the required time period. Our founding stockholders will waive their respective rights to receive any share of the trust account upon such liquidation of the trust account with respect to the shares of common stock owned by them prior to this offering, including the shares of common stock underlying the founder warrants.

Liquidation if no business combination

If we have not consummated a business combination by                     , 2009 [24 months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders on a pro rata basis any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281 of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors, service providers (such as accountants, lawyers, investment bankers, etc.) and prospective target businesses. While we will seek to have all vendors, service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business), prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Our officers have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. We will not reimburse our officers for payments made by them to ensure that the proceeds in the trust account are not reduced. We believe that the board of directors would be obligated to pursue a potential claim for reimbursement from our officers pursuant to the terms of their agreements with us if it would be in the best interest of our stockholders to pursue such a claim. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at the time. However, we will have no recourse against our officers if any liability occurs with respect to a claim other than a claim by a vendor, service provider, prospective target business or other entity that is owed money by us for services rendered or contracted for or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. We cannot assure you that our officers will be able to satisfy their obligations, if they are required to do so. Further, our officers are liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $7.88, plus interest then held in the trust fund.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases.

Our founding stockholders have waived their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation, with respect to the shares of common stock owned by them prior to this offering, including the common stock underlying the founder warrants. In addition, the underwriters have agreed to waive their rights to the $7,500,000 of the underwriters’ deferred discount deposited in the trust account in the event we liquidate prior to the completion of a business combination.

We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, the officers have agreed to advance us the necessary funds (currently anticipated to be no more than approximately $50,000) and have agreed not to seek repayment for such expenses.

Second Amended and Restated Certificate of Incorporation

As discussed below, there are specific provisions in our second amended and restated certificate of incorporation that may not be amended (without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering) prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our second amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our second amended and restated certificate of incorporation, as obligations to our stockholders and we presume that investors will make an investment decision, relying, at least in part, on this provision. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to this provision and are contractually obligated not to amend or waive this provision pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering.

Our second amended and restated certificate of incorporation also provides that we will continue in existence only until                     , 2009 [24 months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We will, nevertheless, continue for a term of three years from the time our existence ceases, or for such longer period as the Delaware Court of Chancery shall in its discretion direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us and of enabling us to gradually settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders on a pro rata basis any remaining assets, but not for the purpose of continuing the business for which we were organized. We cannot assure you that we will properly assess all liabilities with which we may potentially be charged. As such, our stockholders could potentially be liable for any of our obligations to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely liabilities to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and prospective target businesses.

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our second amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. Any vote to extend our corporate life to continue perpetually in connection with a business combination will be effective only if the business combination is approved. The approval of the proposal to amend our second amended and restated certificate of incorporation to provide for our perpetual existence in connection with a proposal to approve a business combination would require the affirmative vote of a majority of our outstanding shares of common stock issued in this offering. Otherwise any amendment would require the affirmative vote of 95% of the common stock issued in the offering. We view this provision terminating our corporate existence on                     , 2009 [24 months from the date of this prospectus] as an obligation to our stockholders and we presume that investors will make an investment decision, relying, at least in part, on this provision. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to this provision and we are contractually obligated not to amend or waive this provision pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering.

Escrow of founding stockholders’ shares

On the effective date of the registration statement, all of our founding stockholders will place the common stock and warrants that they owned immediately before this offering or acquired in the private placement into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow) and except for up to 1,171,874 shares of common stock owned by our founding stockholders which may be redeemed by us at cost if the underwriters do not exercise their over-allotment option, these shares of common stock will not be transferable until one year after the consummation of a business combination at which time such shares of common stock will be released from escrow, unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Underwriters’ unit purchase option

We have also agreed to sell to our underwriters for $100, as additional compensation, an option to purchase up to a total of 1,562,500 units at $9.60 per unit, with the warrants issued as part of such units exercisable at $7.20 per share. The units issuable upon exercise of this option are identical to the other units offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring four years from the date of this prospectus. The exercise price and the number of units issuable upon exercise of the option may be adjusted in certain circumstances. The purpose of this option is to compensate the underwriters for the underwriters’ deferred discount that will be placed into the trust account and therefore is at risk of loss. The fair value of the unit purchase option we have agreed to sell to the underwriters is based on a Black-Scholes model on the date of sale and would be approximately $4.6 million using an expected life of four years, volatility of 48.6% and a risk-free interest rate of 4.1%. The option and the 1,562,500 units, the 1,562,500 shares of common stock, the 1,562,500 warrants underlying such units and the 1,562,500 shares of common stock underlying such warrants, have been deemed underwriting compensation by The Financial Industry Regulatory Authority (the “FINRA”), and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the National Association of Securities Dealers, Inc. (the “NASD Conduct Rules”).

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 23 of this prospectus. Some of our other risks include the following:

•

We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination.

•

We have a very limited amount of available cash and working capital, and our ability to have sufficient funds to complete this offering is dependent upon loans to be made to us by certain of our officers and directors. Our ability to continue as a going concern is thus dependent on funds raised in this offering.

•

The discretion of our officers and directors in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

•

If we are unable to find a suitable target acquisition that would result in a business combination, the funds being held in trust may not be returned to you until                     , 2009 [24 months from the date of this prospectus].

•

If we are forced to liquidate before a business combination and distribute the trust account in liquidation, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

•

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $7.88 per share held in trust.

•

Our ability to effect a business combination and to be successful thereafter will be largely dependent upon the efforts of our officers, directors and others, who may not continue with us following a business combination.

•

Our directors or officers or any other founding stockholders and their affiliates currently are, and may in the future become, affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single asset or operation. By consummating a business combination with only a single asset or operation, our lack of diversification may subject us to numerous economic and competitive developments.

•	Investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any target acquisition with which to complete a business combination.

•

We are not required to use all or any of the amount in the trust account for our initial business combination as long as we consummate an initial business combination with one or more target acquisitions having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition. We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, make other acquisitions and pursue our growth strategy.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	July 9, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$69,501	$239,093,031
Total assets	$418,530	$246,593,031
Total liabilities	$375,499	$7,500,000
Value of common stock which may be converted to cash (approximately $7.88 per share)(1)	$—	$73,874,992
Stockholders’ equity	$43,031	$165,218,039

(1)	If the business combination is consummated, public stockholders, other than our founding stockholders, who voted against the business combination and exercised their conversion rights would be entitled to receive approximately $7.88 per share, which amount represents the net proceeds of this offering and the purchase price of the founder warrants.

The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made.

The as adjusted working capital and total assets amounts include the $238,800,000 from the proceeds of the offering and the $7,500,000 purchase price of the founder warrants to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The adjusted working capital amount does not include the $7,500,000 being held in the trust account ($8,625,000 if the underwriters’ over-allotment option is exercised) representing the underwriters’ deferred discount. If we have not consummated a business combination by                     , 2009 [24 months from the date of this prospectus], our corporate existence will cease and we will promptly distribute only to our public stockholders on a pro rata basis the amount in our trust account (including the amounts representing the underwriters’ deferred discount, any accrued interest, net of taxes payable and amounts permitted to be disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our founding stockholders have waived their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by them prior to this offering, including the shares of common stock underlying the founder warrants.

We will not proceed with a business combination if public stockholders owning 30% or more of the shares of common stock issued in this offering vote against the proposed business combination and exercise their conversion rights. Our founding stockholders will not have such conversion rights with respect to any shares of common stock owned by them. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares of common stock issued in this offering exercise their conversion rights. If this occurred and a business combination is completed, we could be required to convert to cash from the trust account up to approximately 29.99% of the 31,250,000 shares of common stock issued in this offering, or 9,374,999 shares of common stock, at an initial per-share conversion price of approximately $7.88, without taking into account interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). The actual per-share conversion price will be equal to:

•

the amount in the trust account, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purposes and calculated as of two business days prior to the proposed consummation of the business combination), divided by

•	the number of shares of common stock issued in the offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial conditions or results of operating may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more domestic or international operating businesses in the business process outsourcing industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income until, at the earliest, after the consummation of a business combination.

We will liquidate if we do not consummate a business combination.

Pursuant to our second amended and restated certificate of incorporation, we have until                    , 2009 [24 months from the date of this prospectus] in which to complete a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our second amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business. We view this obligation to liquidate as an obligation to our stockholders and we presume that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, neither we nor our board of directors will take any action to amend or waive any provision of our second amended and restated certificate of incorporation to allow us to survive for a longer period of time, except in connection with the consummation of a business combination. Notwithstanding the foregoing, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time period. In addition, we are contractually obligated not to amend or waive this provision pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering. Our founding stockholders have waived their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the shares of common stock owned by them prior to this offering, including the shares of common stock underlying the founder warrants. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation, which we currently estimate to be up to $50,000, from our remaining assets outside of the trust account. In addition, our officers have agreed to jointly and severally reimburse us to the extent that we fail to obtain valid and enforceable waivers from vendors, service providers, prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as for claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business in order to protect the amounts held in trust.

We cannot assure you that certain provisions of our second amended and restated certificate of incorporation will not be amended other than in connection with the consummation of a business combination.

We believe that a vote to amend or waive any provision of our second amended and restated certificate of incorporation would likely take place only to allow additional time to consummate a pending business combination. We view these provisions to be obligations to our stockholders and we presume that investors will make an investment decision relying, at least in part, on this provision. Although we are contractually obligated not to amend or waive this provision pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, we cannot assure you that other provisions of our second amended and restated certificate of incorporation will not be amended or waived by the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. Our founding stockholders will not have such conversion rights with respect to any shares of common stock owned by them. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $7.88 per share and our warrants will expire worthless.

We must complete a business combination having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition by                     , 2009 [24 months from the date of this prospectus]. If we are unable to complete a business combination within the prescribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our officers) approximately $7.88 per share plus interest earned on their pro rata portion of the trust account (net of taxes payable and amounts permitted to be disbursed for working capital purposes), which includes $7,500,000 ($0.24 per unit) of the underwriters’ deferred discount and $7,500,000 ($0.24 per unit) of the purchase price of the founder warrants. Our officers have agreed jointly and severally to reimburse us to the extent we do not obtain valid and enforceable waivers from vendors, service providers, prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as for claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business in order to protect the amounts held in the trust account. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate the trust account in the event we do not complete a business combination within the prescribed time period. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have until                     , 2009 [24 months from the date of this prospectus] in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this 24-month period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Certain warrant holders are unlikely to receive direct notice of redemption of our warrants.

We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and therefore the warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the Warrant Agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure that we will be able to do so and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. In addition, we have agreed to use our reasonable efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In no event will the registered holders of a warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Although historically blank check companies have used a 20% threshold for conversion rights, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the outstanding shares of common stock sold in this offering voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning 30% or more of the shares of common stock sold in this offering do not vote against the business combination and exercise their conversion rights. Our founding stockholders will not have such conversion rights with respect to any shares of common stock owned by them. Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination, we will offer each public stockholder, other than our founding stockholders, the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. We allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our second amended and restated certificate of incorporation provides that we will continue in existence only until                    , 2009 [24 months from the date of this prospectus]. If we have not completed a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Section 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after our corporate existence terminates and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than $7.88.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders from the trust account as part of our plan of distribution will be less than $7.88 per share.

Our placing of funds in trust may not protect those funds from third-party claims against us. Third-party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our second amended and restated certificate of incorporation. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $7.88 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account), due to claims of such creditors. If we are unable to complete a business combination and liquidate the company, our officers will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a valid and enforceable waiver from vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as any prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. We cannot assure you that our officers will be able to satisfy those obligations. The indemnification provisions are set forth in an insider letter executed by each of our officers. The insider letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity that is owed money by us for services rendered or contracted for or products sold to us, the indemnification from officers will not be available.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Claims for indemnification by our officers and directors may reduce the funds available to satisfy successful third-party claims against us and may reduce the amount of money in the trust account.

Under our second amended and restated certificate of incorporation, we have agreed to indemnify our officers and directors against a variety of expenses (including attorneys’ fees) to the fullest extent permitted under Delaware law. If indemnification payments are made to our officers and directors pursuant to our second amended and restated certificate of incorporation, the amount of the money in the trust account may be reduced.

As described above, we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. However, there is no guarantee that such entities will agree to waive any claims they may have in the future or, even if such entities agree to waive such claims, that such waiver would be enforceable. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders. Our officers have agreed, in the event we are unable to complete a business combination and liquidate the company, to be jointly and severally liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a valid and enforceable waiver from such vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, or if we agreed in writing with any prospective target businesses to pay for fees and expenses of third parties in the event we do not consummate a combination with such target business. However, we will not indemnify our officers for payments made by them to ensure that the proceeds in the trust account are not so reduced.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders on a pro rata basis promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If the net proceeds of this offering not being placed in trust together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months, we may not be able to complete a business combination.

We currently believe that, upon consummation of this offering, the funds available to us outside of the trust account together with up to $3,250,000 of interest earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. The $250,000 initially not held in the trust account will be used for working capital purposes. We could use a portion of the funds not being placed in trust to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in a merger agreement which requires a payment to the target company if the financing for an acquisition is not obtained), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the acquisition agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions. In such event, we would need to obtain additional funds from our founding stockholders or another source to continue operations.

Our ability to continue as a going concern is dependent on us raising funds in this offering.

We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. We have a very limited amount of available cash and working capital. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards, a likely possibility considering the international nature of the outsourcing industry in general and the business process outsourcing industry in particular, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based on publicly available information, as of October 2, 2007, approximately 119 similarly structured blank check companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, only 34 companies have consummated a business combination, while 26 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another 5 will be or have been liquidated. There are approximately 80 blank check companies with approximately $9.2 billion in trust that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that only 60 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies in the business process outsourcing industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, or greater access to capital, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation that we have to seek stockholder approval of a business combination may delay the consummation of a transaction and make us less attractive to a potential target acquisition. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target acquisition, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’s operations and investors will be relying on management’s ability to source business transactions.

Because we have not yet identified a prospective target acquisition, investors in this offering currently have no basis to evaluate the possible merits or risks of the target acquisition. Although our management and board of directors will evaluate the risks inherent in a particular target acquisition, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target acquisition. Except for the limitation that a target acquisition have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on the founding stockholders’ ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target acquisition, see the section below entitled “Proposed Business—Effecting a Business Combination—We have not identified a target acquisition.”

We may issue shares of common stock of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our second amended and restated certificate of incorporation authorizes the issuance of up to 119,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and after giving effect to our redemption of 1,171,874 shares of common stock from our founding stockholders), there will be 38,062,500 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants and the unit purchase option granted to our underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—We have not identified a target acquisition.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Our investments in any future joint investment could be adversely affected by our lack of sole decision-making authority, our reliance on a partner’s financial condition and disputes between us and our partners.

While we will not structure our initial business combination in such a way that we will be the minority stockholder of a combined company, we may in the future co-invest with third parties through partnerships or joint investment in an acquisition target or other entities. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership or other entity. Investments in partnerships or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners might become insolvent or fail to fund their share of required capital contributions. Partners may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such partners may also seek similar acquisition targets as us and we may be in competition with them for such acquisition targets. Disputes between us and partners may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners might result in subjecting assets owned by the partnership to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners. For example, in the future we may agree to guarantee indebtedness incurred by a partnership or other entity. Such a guarantee may be on a joint and several basis with our partner in which case we may be liable in the event such party defaults on its guaranty obligation. In addition, if we were to partner with other entities to acquire a target acquisition, it may result in us reporting a minority interest or equity position related to such acquisition target in our financial statements, which could dilute our earnings.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of R. Scott Murray, our Chairman of the Board of Directors, President and Chief Executive Officer, and our other officers and directors, some or all of whom may not continue with us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of R. Scott Murray, our Chairman of the Board of Directors, President and Chief Executive Officer, and other directors and officers. While we expect that our current officers will devote substantially all their time to our business, there are no assurances that any such officers will be able to devote either sufficient time, effort or attention to us when we need it. None of our current key personnel, including our officers, will have entered into employment or consultant agreements with us prior to our initial business combination. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target acquisition may also remain in place.

In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that our founding officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

As such, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target acquisition, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In addition, it is possible that certain key employees of a target acquisition may not remain with the surviving company and may need to be replaced by our officers or other management personnel recruited by us. We may be unable to successfully fill these positions, which could materially harm our business and results of operations.

We may have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

Our officers and directors may allocate some portion of their time to other businesses thereby, causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

While we expect that our current officers and directors will devote substantially all their time to our business, our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. Certain of our directors are currently employed by other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our directors or officers or any other founding stockholders, which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our directors or officers or any other founding stockholders, which may raise potential conflicts. We anticipate that we will first seek to identify unaffiliated acquisition targets. However, no consideration has been given to any acquisition of any business affiliated with any of our directors or officers or any other founding stockholders or to the possibility of any such acquisition, and we are unable to predict whether, when or under what circumstances we would pursue or enter into any such acquisition. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers or any other founding stockholders may have an interest could enhance their prospects for future business from such client. For example, because one of our directors is the Chief Executive Officer of America’s Growth Capital, an investment banking firm, and another director is Non-Executive Chairman of the Board of Protocol Communications, Inc, each may have a conflict of interest in determining whether to recommend a business combination in which our directors or officers or any other founding stockholders may have an interest. To minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our directors or officers or any other founding stockholders unless we obtain an opinion from an unaffiliated, independent third party appraiser, which will be an investment banking firm that is a member of the FINRA, that the business combination is fair to our stockholders from a financial point of view. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Directors and Executive Officers” and “Certain Relationships and Related Party Transactions.”

Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with additional entities, including other “blank check” companies which may be engaged in activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. No procedures have been established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that any of these conflicts will be resolved in our favor. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Directors and Executive Officers” and “Certain Relationships and Related Party Transactions.”

Our founding stockholders currently own shares of our common stock which will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

Our founding stockholders own shares of our common stock that were issued prior to this offering, but have waived their respective rights to participate in any liquidation distribution with respect to those shares of common stock if we are unable to consummate a business combination. Additionally, our founding stockholders have agreed to purchase 7,500,000 warrants directly from us in a private placement transaction on or prior to the date of this prospectus at a purchase price of $1.00 per warrant for a total purchase price of $7,500,000 and have waived their respective rights to participate in any liquidation distribution with respect to the common stock underlying these founder warrants. The shares of common stock acquired prior to this offering and any warrants owned by our founding stockholders will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and our directors may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers’ discretion, and the discretion of our directors, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target acquisition that is not in the best interests of our stockholders.

The requirement that we complete a business combination by                     , 2009 [24 months from the date of this prospectus] may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders on a pro rata basis the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination by                     , 2009 [24 months from the date of this prospectus]. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limit referenced above.

The requirement that we complete a business combination by                     , 2009 [24 months from the date of this prospectus] may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our founding stockholders may receive reimbursement for out-of-pocket expenses incurred by such individual in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices, service centers or similar locations of prospective target acquisitions to examine their operations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business combination by                     , 2009 [24 months from the date of this prospectus], then any expenses incurred by such individuals in excess of the money being held outside of the trust will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to approve and complete a business combination other than just what is in the best interest of our stockholders.

None of our officers or directors has ever been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our officers and directors to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

Other than with respect to the business combination, our officers, directors, security holders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions such as strategic partnering or joint venturing in which we are involved, and may also compete with us. Mr. Howe, a director of ours, is Chief Executive Officer of America’s Growth Capital, an investment banking firm, and America’s Growth Capital may receive investment banking fees as a result of any acquisition opportunities referred to us. However, we have adopted a policy that, prior to the consummation of a business combination, none of our strategic advisory council members or founding stockholders, or any entity with which they are affiliated, will be paid, either by us or a target acquisition company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses, the monthly fee to Trillium Capital LLC and fees that America’s Growth Capital, of which Mr. Howe, one of our directors, is Chief Executive Officer, may be entitled to as a result of any acquisition opportunities referred to us.

Any such arrangement between us and America’s Growth Capital or any other investment banking firm must be approved by a majority of our disinterested directors and will be described in the proxy statement delivered to our stockholders in connection with their approval of our initial business combination. We will not retain America’s Growth Capital unless they agree to waive any interest or claim to the monies in the trust account for the payment of any fees or other compensation earned by it if an initial business combination is not consummated.

America’s Growth Capital is under no legal or contractual obligation to identify acquisition opportunities or perform any other services on our behalf and America’s Growth Capital may take actions that conflict with our interests.

Mr. Howe, a director of ours, is Chief Executive Officer of America’s Growth Capital. Because of this relationship, Mr. Howe may, in the course of his financial services activities, help us to identify potential acquisition candidates. However, Mr. Howe and America’s Growth Capital are under no legal or contractual obligation to perform these or any other services on our behalf. Mr. Howe and America’s Growth Capital may present acquisition opportunities to others before they present these opportunities to us. Acquisition candidates brought to our attention through Mr. Howe may include clients of America’s Growth Capital and America’s Growth Capital may have contractual, fiduciary or other obligations to these clients which may be inconsistent with, or adverse to, our interests and the interests of our stockholders. In addition, nothing precludes Mr. Howe and America’s Growth Capital from representing, investing in or participating in other blank check entities or other companies that compete with us for acquisition candidates. Finally, while no such agreement or arrangement is currently in place or contemplated, America’s Growth Capital may be entitled to a fee in connection with our initial business combination which could lead to a conflict of interest for Mr. Howe.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If our common stock becomes subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to these “penny stock” rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the private placement (excluding $7,500,000 held in the trust account which represents the underwriters’ deferred discount) will provide us with approximately $238,800,000 which will be held in trust and may be used by us to complete a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies in the business process outsourcing industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, or greater access to capital than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target acquisition to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target acquisition that we can afford to acquire, or the obligation to convert into cash a significant number of shares of common stock from dissenting stockholders, we will be required to seek additional financing such as debt, equity or co-investment with other investors. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target acquisition candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

Our founding stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our founding stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding common stock (assuming they do not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow the founding stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of our founding stockholders and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish. No founding stockholder currently intends to purchase additional warrants or units in or following this offering. In the future, however, the founding stockholders may decide, for financial or other reasons, to purchase our securities in the open market or in private transactions in compliance with our insider trading policy. Any decision by our founding stockholders to purchase additional securities in the open market or private transactions will be based on the trading price of the securities and a determination that the purchase represents an attractive investment opportunity. If any of our founding stockholders purchase additional shares in or after this offering, each has agreed, in connection with the vote required for our initial business combination, to vote all shares of common stock then owned by them, and owned by them prior to the offering, in the same manner as a majority of the outstanding shares of common stock issued in this offering, other than the shares of common stock owned by the founding stockholders. Therefore, the acquisition by our founding stockholders of shares of our common stock in the open market will not influence a stockholder vote in connection with the approval of a business combination.

If we redeem our public warrants, the founder warrants, which are non-redeemable, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrant becomes exercisable;

•	upon a minimum of 30 days prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

As a result of the founder warrants not being subject to the redemption features that our publicly-held warrants are subject to, holders of the founder warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Our founding stockholders paid an aggregate of $50,000, or approximately $0.0056 per share, for their 8,984,374 shares of common stock (including the 1,171,874 shares subject to redemption if the underwriters’ over-allotment option is not exercised) issued and outstanding prior to this offering and the private placement and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our founding stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30.4% or $2.43 per share (the difference between the pro forma net tangible book value per share of $5.57, and the initial offering price of $8.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of as business transaction.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 31,250,000 shares of common stock. In addition, we have also agreed to issue up to an additional 4,687,500 warrants to purchase additional shares of common stock if the over-allotment option that we granted to our underwriters is exercised in full. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings. In addition, our founding stockholders are subject to a lock-up agreement related to their warrants and shares for a period of 1 year from the consummation of a business combination with an approved acquisition target. After such time, they will be able to exercise such warrants or sell such shares, subject to the usual securities regulations, which exercise or sale could have a negative impact on the price of the public warrants and public shares.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

If our founding stockholders exercise their registration rights, and/or if our underwriters elect to exercise their unit purchase option, it may have an adverse effect on the market price of our common stock and the existence of the registration rights and the unit purchase option may make it more difficult to effect a business combination.

Our founding stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which its shares of common stock or warrants are released from escrow, which, except in limited circumstances, will not be before one year from the consummation of a business combination. If our founding stockholders exercise their registration rights with respect to all of their shares of common stock beneficially owned by them as of the date of this prospectus, then there will be an additional 7,812,500 shares of common stock (after giving effect to our redemption of 1,171,874 shares from our founding stockholders assuming the underwriters’ over-allotment option is not exercised) eligible for trading in the public market. We will exercise the redemption right, in amounts equal to the shares of common stock purchased by each of our founding stockholders, only in an amount sufficient to cause our founding stockholders, together with our directors and senior advisors, to maintain control over shares of common stock acquired prior to this offering in an amount equal to 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option. Further, on or prior to the date of this prospectus, the founding stockholders will purchase in a private placement 7,500,000 founder warrants that are identical to the warrants being sold in this offering, except that (i) such founder warrants will be placed in escrow and not released before, except in limited circumstances, one year from the consummation of a business combination, (ii) such founder warrants will be non-redeemable as long as the founding stockholders hold them, (iii) such founder warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants, (iv) such founder warrants may be exercised on a cashless basis and (v) such founder warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed upon or prior to the consummation of this offering. If all of the founder warrants are exercised, there will be an additional 7,500,000 shares of our common stock eligible for trading in the public market.

In addition, we have agreed to sell to our underwriters a unit purchase option to purchase up to a total of 1,562,500 units identical to those units offered by this prospectus, except that the warrants issued as part of the unit purchase option will be exercisable at $7.20 per share. Although the unit purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. If this unit purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 3,125,000 shares of our common stock eligible for trading in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to dissolve after the expiration of the allotted time period.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments;

•	restrictions on borrowing; and

•	restrictions on the issuance of securities, including warrants.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the holdings of the trust account to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities or money market funds. The trust account and the purchase of government securities and money market funds for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940 which would require additional expenses for which we have not budgeted. Furthermore, if we are deemed to be an investment company, our contracts may be voided and we may be unable to consummate a business combination.

Uncertainties in management’s assessment of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from an acquisition.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from an acquisition.

The lack of synergy from an acquisition could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the inability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction could cause us not to realize the benefits anticipated to result from an acquisition. In addition, if we were to acquire a previously privately owned company, it most likely will incur additional costs in order to comply with the requirements of the Sarbanes-Oxley Act of 2002 and other public company requirements, which in turn would reduce our earnings.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others advisors. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons, including those beyond our control, such as public stockholders who own 30% or more of the shares of common stock issued in this offering voting against the proposed business combination and, other than our founding stockholders, opting to have us redeem their stock for a pro rata share of the trust account, even if a majority of the outstanding shares of common stock issued in this offering voted by the public stockholders are voted in favor of the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

Our founding stockholders hold an aggregate of 7,812,500 shares of common stock (after giving effect to our redemption of 1,171,874 shares from our founding stockholders assuming that underwriters’ over-allotment option is not exercised) which they purchased for a purchase price of approximately $0.0056 per share, which is significantly lower than the offering price. We believe the current equity value for these shares is significantly lower than the $8.00 per share offering price because the offering may not succeed and even if it does succeed, the holders of these shares will not be able to sell or transfer them while such shares remain in escrow, except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes) and these shares are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. No salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Although we believe that four (4) of the members of our board of directors are “independent” under the rules of the American Stock Exchange, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices, service centers or similar locations of prospective target acquisitions to examine their operations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition or that the price we are paying is fair to stockholders unless (i) our board is not able to independently determine that a target acquisition has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. We have implemented this policy in order to address any conflicts of interest that may exist (i) if a business combination is with an entity that is affiliated with our directors or officers or any other founding stockholders or (ii) if we acquire a company in which our directors or officers or any other founding stockholders have made any investment.

Firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders, in addition to the board of directors, will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may de-list our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange de-lists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our security holders to sell their securities in certain states.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock. These provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Limitations on a target business’s ability to protect or enforce its intellectual property rights, including its trade secrets, could cause a loss in revenue and any competitive advantage.

A target business’s products or services, and the processes it uses to produce or provide them, might have been granted U.S. patent protection, might have patent applications pending or might be trade secrets. After a business combination, our business may be adversely affected if our patents are unenforceable, the claims allowed under our patents are not sufficient to protect our technology, our patent applications are denied, or our trade secrets are not adequately protected. Depending on the target business or businesses that we acquire, it is likely that we will have to protect copyrights, trademarks, patents, and domain names in a significant number of jurisdictions, a process that is expensive and may not be successful in every location. In addition, certain countries where a target acquisition may conduct its business, such as China, have rules governing intellectual property which may be less stringent that those in the United States. Despite our efforts to protect that proprietary technology and those rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. With respect to certain proprietary rights of the target business or businesses that we will acquire, such as trademarks and copyrighted materials, we expect that the target business or businesses will have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that diminish the value of such target business or businesses’ proprietary rights or cause harm to such target business or businesses’ reputation. Our competitors may be able to develop technology independently that is similar to ours without infringing on our patents or gaining access to our trade secrets or may file patent applications or obtain patents and proprietary rights that block or compete with our patents. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others.

We may be subject to litigation if another party claims that we have infringed upon its intellectual property rights.

The tools, techniques, methodologies, programs and components that a target business uses in order to provide its services may infringe upon the intellectual property rights of others. Infringement claims generally result in significant legal and other costs and may distract management from running its core business. Royalty payments under licenses from third parties, if available, would increase costs. If a license were not available we might not be able to continue providing a particular product or service, which would reduce our post business combination revenue. Additionally, developing non-infringing technologies would increase our costs.

Risks Associated with the Global Business Process Outsourcing Industry

We intend to focus our search on target businesses in the global business process outsourcing, or BPO, industry. We believe that the following risks will apply to us following the completion of a business combination with a target business in the BPO industry.

The BPO industry is competitive and we may not be able to compete effectively, which could adversely affect our revenues and profitability upon consummation of a business combination.

The BPO industry is rapidly evolving and competitive. Many of the competitors we will face upon consummation of a business combination may have significantly greater financial, technical, marketing or other resources than we do. In addition, the management of our competitors may have greater operating resources and experience in their respective industries. Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger client base. These competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If we are unable to compete effectively following a business combination, our business, financial condition, results or operations and prospects could be materially adversely affected.

If we are alleged to have infringed on the intellectual property or other rights of third parties, it could subject us to significant liability for damages and invalidation of our proprietary rights.

If, following a business combination, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and restrict our ability to publish and distribute the infringing or defaming content.

Since we may acquire a business that has operations outside the United States, we may encounter risks specific to one or more countries in which we ultimately operate.

If we acquire a business that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks to which we may be exposed in any such case include but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	cultural and language differences;

•	an inadequate banking system;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that are inexperienced in commercial matters; and

•	deterioration of political relations with the United States.

In addition, a substantial portion of our business may be conducted in countries such as China, India, the Philippines, and other similar countries with emerging economies, where we could face additional risks, including the following:

•	the challenge of navigating a complex set of licensing requirements and restrictions affecting the conduct of business in such countries by foreign companies;

•	difficulties and limitations on the repatriation of cash;

•	currency fluctuation and exchange rate risks;

•	protection of intellectual property, both for us and our customers; and

•	difficulty retaining management personnel and skilled employees.

If we are unable to manage these risks following a business combination, we may face significant liability, our international sales could decline and our financial results could be adversely affected.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect that costs that we incur in such international operations. It is also possible that some or all of our operation expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Our failure to meet client demands could result in lost revenues and increased expenses.

Clients that outsource business processes frequently face significant uncertainties in forecasting the demand for the outsourced services. Limitations on the size of the facilities, number of personnel and availability of materials could make it difficult to meet clients’ unforecasted demand. Any failure to meet clients’ specifications, capacity requirements or expectations could result in lost revenue, lower client satisfaction, financial penalties under the contracts with one or more such clients, negative perceptions in the marketplace and potential claims for damages.

If we are not able to establish client sites where requested, or if we fail to retain key clients at established sites, our client relationships, financial condition and results of operations could be materially and adversely affected.

Clients that outsource business processes frequently request that providers add capacity or open a service facility in locations near their sites. If we elect not to add required capacity at sites near existing clients or establish sites near existing or potential clients, clients may decide to seek alternate service providers. In addition, if we lose a significant client of a particular site or open or expand a site with the expectation of business that does not materialize, operations at that site could become unprofitable or materially less efficient. As a result, we may need to down-size the service location or even close it, which would most likely cause us to incur restructuring and severance-related costs. Any of these events could have a material adverse effect on our business, financial condition and results of operations.

The intellectual property of our clients may be damaged, misappropriated, stolen or lost while in our possession, subjecting us to litigation and other adverse consequences.

In the course of providing services to our clients, we may have possession of or access to their intellectual property, including databases, software masters, certificates of authenticity and similar valuable intellectual property. If our clients’ intellectual property is damaged, misappropriated, stolen or lost, we could suffer:

•	claims under client agreements or applicable law, or other liability for damages;

•	delayed or lost revenue due to adverse client reaction;

•	negative publicity; and

•	litigation that could be costly and time-consuming.

We are likely to depend on third-party software, systems and services.

Our business and operations may rely on third parties to provide products and services, such as IT products and services, or shipping and transportation services. We may experience operational problems attributable to the installation, implementation, integration, performance, features or functionality of third-party software, access to communication networks and fiber optics, hosted environments, systems and services. Any interruption in the availability or usage of the products and services provided by third parties could have a material adverse effect on our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;

•	our liquidation prior to a business combination;

•	the reduction of the proceeds held in trust due to third-party claims;

•	our selection of a prospective target business or asset;

•	our issuance of our capital shares or incurrence of debt to complete a business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	conflicts of interest of our officers and directors;

•	potential current or future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing if necessary;

•	the control by our founding stockholders of a substantial interest in us;

•	the adverse effect the outstanding warrants and options may have on the market price of our common shares;

•	the existence of registration rights with respect to the securities owned by our founding stockholders;

•	the lack of a market for our securities;

•	our being deemed an investment company;

•	our dependence on our key personnel;

•	our common stock becoming subject to the SEC’s penny stock rules;

•	our dependence on a single company after our business combination;

•	business and market outlook;

•	our growth as a whole;

•	our and our customers’ business strategies;

•	our competitive position;

•	outcomes of legal proceedings;

•	expected results of operations and/or financial position;

•	effect of international laws or business customs and cultural environments in foreign countries where we may acquire a company with operations or domicile in such foreign country; and

•	our ability to effectively identify, manage and extend an off-shore services operation while our primary executive offices are expected to be domiciled in the United States.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds from units offered to the public	$250,000,000	$287,500,000
Proceeds from sale of founder warrants	7,500,000	7,500,000

Total gross proceeds	$257,500,000	$295,000,000

Offering expenses(1)
Underwriting discount(2)	$17,500,000	$20,125,000
Legal fees and expenses	500,000	500,000
Printing and engraving expenses	90,000	90,000
Accounting fees and expenses	70,000	70,000
SEC registration fee	16,252	16,252
FINRA registration fee	53,438	53,438
AMEX application and listing fees	70,000	70,000
Miscellaneous expenses	150,310	150,310

Total offering expenses	$18,450,000	$21,075,000

Net proceeds from offering and from sale of founder warrants	$239,050,000	$273,925,000
Net offering proceeds not held in trust	250,000	250,000

Net proceeds from offering and from sale of founder warrants held in trust for our benefit	$238,800,000	$273,675,000
Underwriters’ deferred discount held in trust	7,500,000	8,625,000

Total amounts in trust	$246,300,000	$282,300,000

Percentage of offering gross proceeds in trust	98.5%	98.2%

Use of net proceeds not held in trust and up to $3,250,000 of the interest earned on the trust account (net of taxes payable) that may be released to us to cover working capital requirements
	Amount	Percentage
Legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$1,200,000	34.3%
Due diligence of prospective target businesses	800,000	22.8%
Legal and accounting fees relating to SEC reporting obligations	100,000	2.9%
Payment of administrative fee to Trillium Capital LLC ($10,000 per month for a period of 24 months)	240,000	6.9%
Working capital, director and officer liability insurance premiums and reserves (including potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination and liquidation obligations and reserves, if any)	1,160,000	33.1%

Total(3)	$3,500,000	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, FINRA filing fee and AMEX filing fee, has been paid from the $200,000 loan from certain of our officers and directors, as further described below. These funds will be repaid out of the net proceeds of this offering not held in the trust account upon consummation of this offering.

(2)	Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments) including 3%, or $7,500,000 to be held in trust ($8,625,000 if the underwriters’ over-allotment option is exercised in full) until consummation of a business combination. Upon the consummation of a business combination, the underwriters’ deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at Bank of America, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.
(3)	The amount of proceeds not held in trust will remain constant at $250,000 even if the underwriters’ over-allotment option is exercised. We currently estimate that we would require up to $50,000 should our corporate existence cease to exist on , 2009 [24 months from the date of this prospectus] to liquidate the company in the event we do not consummate a business combination.

Of the net proceeds of this offering, $231,300,000 (or $266,175,000 if the underwriters’ over-allotment option is exercised in full) plus $7,500,000 from the purchase of founder warrants, for an aggregate of $238,800,000 (or $273,675,000 if the underwriters’ over-allotment option is exercised in full) will be placed in a trust account at Bank of America N.A., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $7,500,000 (or $8,625,000 if the underwriters’ over-allotment option is exercised in full) of the proceeds attributable to the underwriters’ deferred discount will be deposited into such trustee account for a total amount in trust of $246,300,000 (or $282,300,000 if the underwriters’ over-allotment option is exercised in full). The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we complete a business combination (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, for maintenance or expansion of operations of a target business(es), the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to pay finder’s fees, finance the operations of the target acquisition, make other acquisitions and pursue our growth strategy. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with a target acquisition having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition, subject to a majority of the outstanding shares of common stock issued in this offering voted by our public stockholders in favor of the business combination and public stockholders owning less than 30% of the shares of common stock issued in this offering voting against the proposed business combination and electing their conversion rights. Our founding stockholders will not have such conversion rights with respect to any shares of common stock owned by them. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

We intend to use the $250,000 of net proceeds initially not held in trust for due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating business combination, as well as a possible down payment, “reverse break-up fee” (a provision in a merger agreement which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with other companies on terms more favorable to such target acquisitions), if necessary, to bear the costs of liquidation if in the event we are unable to effect a business combination by                     , 2009 [24 months from the date of this prospectus]. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise), if the amount were large enough and we had already used up the other funds available to us, could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition.

We believe that the interest income will be sufficient to cover the foregoing expenses. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $3,250,000 that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest. We have adopted a policy that, prior to the consummation of a business combination, none of our strategic advisory council members or founding stockholders, or any entity with which they are affiliated, will be paid, either by us or a target acquisition company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses, the monthly fee to Trillium Capital LLC and fees that America’s Growth Capital, of which Mr. Howe, one of our directors, is Chief Executive Officer, may be entitled to as a result of any acquisition opportunities referred to us.

With respect to finder’s fees, we do not currently anticipate that we would enter into any arrangement which would require us to pay a finder’s fee prior to the consummation of a business combination. If such a business combination is consummated, it is possible that a portion of the funds held in trust, once released, will be utilized to pay such finder’s fees. Even if such a business combination is not consummated, it is possible that we would incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us. We would anticipate such fees or expenses being paid from the funds held outside of the trust account (including up to $3,250,000 of interest earned on the amounts held in the trust account). If we are unable to complete a business combination and liquidate the company, our officers will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a valid and enforceable waiver from vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as any prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. Consequently, if we incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us, such an individual or entity has not signed an enforceable waiver of their right to obtain funds from the trust account, we do not ultimately consummate a business combination and we do not have sufficient funds to pay such fees or expenses from the funds held outside of the trust account, our officers will be jointly and severally liable for such fees and expenses.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire on the business combination, for maintenance or expansion of operations of a target business(es), the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, to make other acquisitions and to pursue our growth strategy.

In the event that third party indebtedness is used to pay a portion of the expenses of this offering, our officers would be personally liable for the repayment of such indebtedness. Certain of our officers and directors have loaned to us a total of $200,000, which principal amount may be increased by an aggregate amount of $50,000 at our request, which is expected to be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, FINRA registration fees, AMEX application and listing fees, blue sky filing fees, and legal and audit fees and expenses. The loan bears interest at an annual rate of 5%, compounded semi-annually, and is due on the earlier of August 31, 2008 and the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not held in trust.

The proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account, even at an interest rate of 4% (up to $3,250,000 interest income, net of taxes payable on all interest income earned on the trust account), during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. While we cannot assure you the trust account will yield this rate, we believe such rate is representative of that which we may receive. By restricting the holdings in the trust account to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we will not liquidate and distribute the trust account to holders of our common stock sold in this offering until after our existence terminates by operation of law on                     , 2009 [24 months from the date of this prospectus] and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The interest income derived from the holdings in the trust account during this period that is not otherwise returned to public stockholders, other than our founding stockholders, who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up or other activities related to this offering or our business combination will exceed $3,500,000 in the aggregate, comprised of $250,000 of net proceeds initially not held in trust plus up to $3,250,000 of net interest income. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

We intend to pay Trillium Capital LLC, a limited liability company affiliated with our Chairman of the Board of Directors, President and Chief Executive Officer, R. Scott Murray, a monthly fee of $10,000 for general and administrative services including office space and administrative, technology and secretarial services. This arrangement is expected to be agreed to by Trillium Capital LLC or its affiliate for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary. We believe, based on fees for similar services in the Boston metropolitan area, that the fee expected to be charged by Trillium Capital LLC or its affiliate is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon consummation of our business combination or the distribution of the trust account to our public stockholders on a pro rata basis. We have adopted a policy that, prior to the consummation of a business combination, none of our strategic advisory council members or founding stockholders, or any entity with which they are affiliated, will be paid, either by us or a target acquisition company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses, as described below, the monthly fee to Trillium Capital LLC and fees that America’s Growth Capital, of which Mr. Howe, one of our directors, is Chief Executive Officer, may be entitled to as a result of any acquisition opportunities referred to us. However, our founding stockholders may receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices, service centers or similar locations of prospective target acquisitions to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated in the above table to “Legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses” and “Working capital.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder, other than our founding stockholders, will be entitled to receive funds from the trust account (including interest earned on such stockholder’s portion of the trust account, net of taxes payable and amounts permitted to be disbursed for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public stockholder converts his shares of common stock into cash in connection with a business combination that the public stockholder voted against and which we actually consummate; however, our founding stockholders will not be entitled to receive such funds from the trust account upon liquidation with respect to any shares of common stock owned by them immediately before this offering and our founding stockholders will not have such conversion rights with respect to any shares of common stock owned by them into a pro rata share of the trust account. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ deferred discount held in trust excluding any accrued interest thereon, net of the pro rata amount of the underwriters’ deferred discount paid to stockholders who both vote against the business combination and exercise their conversion rights. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that the proceeds attributable to the underwriters’ deferred discount will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At July 9, 2007, our net tangible book value was a deficit of $130,499. After giving effect to the sale of 31,250,000 shares of common stock included in the units and the sale of the 7,500,000 founder warrants, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at July 9, 2007 would have been $165,218,039 or $5.57 per share, representing an immediate increase in net tangible book value of $5.59 per share to the founding stockholders and an immediate dilution of $2.43 per share or 30.4% to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering is $73,874,992 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders, but not our founding stockholders, may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares of common stock issued in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purposes and calculated as of two business days prior to the proposed consummation of the business combination), divided by the number of shares of common stock issued in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors from this offering	5.59

Pro forma net tangible book value after this offering		$5.57

Dilution to new investors		$2.43

To the extent any warrants outstanding after the consummation of this offering are exercised, our stockholders will experience further dilution, particularly if such warrants are exercised on a cashless basis.

The following table sets forth information with respect to our founding stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Founding stockholders(1)	7,812,500	20.000%	$43,478	0.017%	$0.0056
New investors	31,250,000	80.000%	250,000,000	99.983%	$8.0000

	39,062,500	100.000%	$250,043,478	100.000%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and private placement	$(130,499)
Net proceeds from this offering(2)	239,050,000
Net proceeds from sale of founding stockholders warrants	7,500,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	173,530
Less: underwriters’ deferred discount	(7,500,000)
Less: Proceeds from this offering and sale of founder warrants held in trust subject to conversion to cash (9,374,999 × $7.88)	(73,874,992)

$165,218,039

Denominator:
Shares of common stock outstanding prior to this offering(1)	7,812,500
Shares of common stock included in the units offered	31,250,000
Less: Shares of common stock subject to conversion (31,250,000 × 29.99%)	(9,374,999)

29,687,501

(1)	After giving effect to our redeeming 1,171,874 shares from our founding stockholders, assuming the underwriters’ over-allotment option is not exercised.
(2)	Net of underwriting discounts and commissions (but before deduction of $7,500,000 for the underwriters’ deferred discount) and other offering expenses.

CAPITALIZATION

The following table sets forth our capitalization at July 9, 2007 and as adjusted to give effect to the sale of our units in this offering and the sale of founder warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units:

	July 9, 2007
	Actual	As Adjusted(1)
Notes payable to certain of our officers and directors(2)	$200,000	$—

Underwriters’ fee payable(3)	—	7,500,000

Common stock subject to possible conversion(4)	—	73,874,992

Preferred stock, $0.001 par value, 1,000,000 shares of common stock authorized; none issued or outstanding, actual and as adjusted	$—	$—
Common stock, $0.001 par value, 12,000,000 shares of common stock authorized; 8,984,374 shares of common stock issued and outstanding; 119,000,000 shares of common stock authorized, as adjusted; 39,062,500 shares of common stock issued and outstanding, as adjusted	8,984	39,063
Additional paid-in capital(5)	41,016	165,185,945
Deficit accumulated during the development stage	(6,969)	(6,969)

Total stockholders’ equity	$43,031	$165,218,039

Total capitalization	$243,031	$246,593,031

(1)	Assumes full payment to the underwriters of the underwriters’ deferred discount out of the proposed offering, including the $7,500,000 being held in the trust account, and excludes the payment of $100 from our underwriters for their unit purchase option, proceeds from the sale of units under the unit purchase option and proceeds from exercise of any warrant.
(2)	Notes payable to certain of our officers and directors are payable on the earlier of August 31, 2008 or on the consummation of this offering with respect to the $200,000 loan from certain of our officers and directors.
(3)	Represents the underwriters’ deferred discount of 3% of the gross proceeds, or $0.24 per unit ($7,500,000).
(4)	Includes 9,374,999 shares of common stock which are subject to possible conversion. If we consummate a business combination, the conversion rights afforded to our public stockholders, but not to our founding stockholders, may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares of common stock issued in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purposes and calculated as of two business days prior to the proposed consummation of the business combination), divided by the number of shares of common stock issued in this offering.
(5)	The as adjusted column includes $7,500,000 payable on or prior to the date of this prospectus from the purchase of the founder warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on June 26, 2007. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination one or more domestic or international operating businesses, in the business process outsourcing industry. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•	other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through our initial public offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the sale of founder warrants in the private placement will be approximately $239,050,000 (or $273,925,000 if the underwriters’ over-allotment option is exercised in full). This entire amount, other than $250,000 for working capital, will be held in trust. We intend to use substantially all of the net proceeds of this offering and the private placement of founder warrants, including the funds held in the trust account, to effect a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred discount) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business(es) we acquire on the consummation of the business combination, for maintenance or expansion of operations of a target business(es), the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to pay finder’s fees, finance the operations of the target acquisition, make other acquisitions and pursue our growth strategy.

With respect to finder’s fees, we do not currently anticipate that we would enter into any arrangement which would require us to pay a finder’s fee prior to the consummation of a business combination. If such a business combination is consummated, it is possible that a portion of the funds held in trust, once released, will be utilized to pay such finder’s fees. Even if such a business combination is not consummated, it is possible that we would incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us. We would anticipate such fees or expenses being paid from the funds held outside of the trust account (including up to $3,250,000 of interest earned on the amounts held in the trust account). If we are unable to complete a business combination and liquidate the company, our officers will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a valid and enforceable waiver from vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as any prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. Consequently, if we incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us, such an individual or entity has not signed an enforceable waiver of their right to obtain funds from the trust account, we do not ultimately consummate a business combination and we do not have sufficient funds to pay such fees or expenses from the funds held outside of the trust account, our officers will be jointly and severally liable for such fees and expenses.

We believe that, upon consummation of this offering, the funds not held in trust, plus up to an aggregate of $3,250,000 in interest income on the trust account, net of taxes payable on all interest income earned on the trust account, which we will be permitted to withdraw from the trust account for working capital purposes, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target acquisitions, traveling to and from the offices, service centers or similar locations of prospective target acquisitions, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target acquisitions, selecting the target acquisition to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $800,000 of expenses for the due diligence and investigation of a target acquisition, $1,200,000 of expenses for legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $240,000 for the office space lease ($10,000 per month for 24 months), paid to Trillium Capital LLC, a limited liability company affiliated with our Chairman of the Board of Directors, President and Chief Executive Officer, $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $1,160,000 for general working capital that will be used for miscellaneous expenses and reserves, including the cost of liquidation, which we currently estimate to be up to $50,000 if our corporate existence terminates on                     , 2009 [24 months from the date of this prospectus], and including approximately $350,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on interest earned of up to $3,250,000 on the amount held in the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares held by public stockholders, other than our founding stockholders, voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of the date of this prospectus, certain of our officers and directors have advanced an aggregate of $200,000 to us, which principal amount may be increased by an aggregate amount of $50,000 at our request, for payment of offering expenses and start-up costs on our behalf. The loan bears interest at an annual rate of 5%, compounded semi-annually and is due on the earlier of August 31, 2008 and the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not held in trust.

We have agreed to sell to our underwriters, for $100, an option to purchase up to a total of 1,562,500 units. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $4.6 million, using an expected life of four years, volatility of 48.6%, and a risk-free rate of 4.1%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless. For a more complete description of the unit purchase option, see the section appearing elsewhere in this prospectus entitled, “Underwriting—Unit Purchase Option.”

The public warrants, the underwriters’ unit purchase option and the warrants included in the underwriters’ unit purchase option, are not subject to net cash settlement in the event we are unable to maintain an effective registration statement under the Securities Act. The founder warrants have terms that are identical to those sold in this offering, except (i) such founder warrants will be placed in escrow and not released before, except in limited circumstances, one year from the consummation of a business combination, (ii) such founder warrants will be non-redeemable as long as the founding stockholders hold them, (iii) such founder warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants, (iv) such founder warrants may be exercised on a cashless basis and (v) such founder warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed upon or prior to the consummation of this offering. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriters’ unit purchase option. All such warrants are only exercisable to the extent we are able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), however, may be exercised by means of cashless exercise. If a holder of public warrants or the holder of the underwriters’ unit purchase option, or warrants underlying the underwriters’ unit purchase option, does not, or is not able to, exercise such warrants, underwriters’ unit purchase option or warrants underlying such underwriters’ unit purchase option, as applicable, such warrants, underwriters’ unit purchase option or underlying warrants, as applicable, will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Since we are not required to net cash settle the warrants or the unit purchase option, liability classification is not required under EITF 00-19. We will therefore account for the warrants and the unit purchase option as equity.

PROPOSED BUSINESS

Overview

We are a recently organized Delaware blank check company formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination one or more domestic or international operating businesses in the business process outsourcing industry, commonly referred to as BPO.

We expect to evaluate target businesses globally that operate within and benefit from demand, growth and favorable trends affecting the BPO industry. Although the nature and scope of the ultimate roles of our officers after an initial business combination will depend upon the structure of the business combination we consummate, the employment arrangements they negotiate and the skills and depth of our target business’s management team, we expect that our officers and our directors, with their strong knowledge of the outsourcing business, will continue to be actively involved in our business after the consummation of an initial business combination. See the sections entitled “Proposed Business—Effecting a Business Combination—Limited ability to evaluate the target business’s management” and “Risk Factors—Risks Related to Our Business.”

Our officers and certain of our directors have extensive BPO industry experience, which will be valuable in sourcing, evaluating and executing a business combination. In addition, our officers have extensive experience in managing large scale services operations and in improving their performance through operating techniques and the use of technology and other initiatives. Although we may consider a target business in any segment of the outsourcing industry, we intend to focus our search for a business with services or functions which can be applied across clients of different sizes and categories, regardless of industry verticals or geographic region. Such activities often focus around hiring and training employees, managing daily operations and finances, servicing customers, and delivering goods and services to customers.

Business Process Outsourcing Industry

Business process outsourcing typically involves the transfer of responsibility for ongoing management and execution of a business activity, process or functional area to an external service provider to gain efficiencies and improve performance. BPO can also be characterized as involving the transfer of management and execution of one or more complete business processes or entire business functions to the BPO provider. The BPO provider is typically part of the decision-making structure surrounding that outsourced business function, and performance objectives are primarily tied to specific measures, such as customer service, customer experience and overall business value. Business value is recognized through such results as, among others, increased productivity, new business opportunities, revenue generation, customer retention, cost reduction, integration of assets and business strategies and the opportunity to improve shareholder value for the client. BPO can include extensive data management, reporting and analysis.

The broader global outsourcing market consists of two primary functional components, IT outsourcing, commonly referred to as ITO, and BPO. ITO traditionally involves the management of a client’s servers, networks, PCs, applications and data centers. ITO was the first breed of outsourcing and, although maturing, still represents a significant market opportunity, both within the U.S. and internationally. According to International Data Corporation, or IDC, a subsidiary of International Data Group, worldwide spending on ITO totaled approximately

$170.0 billion in 2006 and is projected to increase to $241.7 billion in 2011, representing a five-year compound annual growth rate of 7.3%. While our ultimate acquisition may include various business models, including ITO, we intend to focus our efforts on the BPO market because of its strong growth characteristics and our officers’ prior experience in that sector. Additionally, BPO often encompasses significant components of ITO, and participants in the industry sometimes use the terms interchangeably. Overall, BPO providers are enhancing their capabilities to include IT as it relates to the services being offered, as well as professional services skills, offshore capabilities, vertical expertise and regional expertise.

With the benefits of corporate outsourcing initially validated through the success of ITO, organizations have continued to seek other business functions where they can realize similar cost and efficiency gains. In this context, BPO involves the transfer of an entire business function, such as human resources or finance and accounting, to an external service provider. BPO contracts typically range anywhere from one year to more than 10 years and may also involve the transfer of fixed assets and personnel from the customer to the service provider. BPO has gained increased prominence among senior management of organizations as it becomes an integral component of improved competitive advantage and market leadership. According to IDC, worldwide spending on BPO services totaled approximately $420.7 billion in 2006. IDC projects that this market will increase to $677.2 billion in 2011, representing a five-year compound annual growth rate of 10%.

IDC subdivides the BPO market into seven segments: human resources services; finance and accounting services; customer care and technical support services; procurement services; logistics, returns processing/management and repair services; marketing-related services; and training and staff augmentation services. We believe that there are a number of additional segments that fall within the BPO market, including warranty management services and document management services.

While the BPO market, as defined by IDC, is expected to grow 10% per year in the aggregate, elements of the BPO market are experiencing above-industry average growth rates. For example, much of the recent growth in the outsourcing market has been driven by the offshoring phenomenon in countries such as Canada, India, China, the Philippines, Eastern Europe and Costa Rica, precipitated by the increasing acceptance of a global delivery model, as well as the recognition of the economic benefits of access to cheaper, highly-skilled labor abroad. In 2005, NASSCOM/McKinsey estimated that the total offshoring market reached $30.0 billion and is expected to grow to a $110.0 billion market by 2010, implying a compound annual growth rate of 30.0%. In addition, the emerging market BPO category is also expected to grow rapidly as enterprises based in Europe and Asia increasingly adopt outsourcing as a routine practice. According to IDC, the European, Middle Eastern and African and the Asia Pacific BPO markets are forecast to grow at five-year compound annual growth rates of 7.5% and 14.2%, respectively, between 2006 and 2011.

Our officers and certain of our directors have extensive BPO industry experience, which will be valuable in sourcing, evaluating and executing a business combination. In addition, our officers have extensive experience in managing large scale services operations and in improving their performance through operating techniques and the use of technology, among other initiatives. Although we may consider a target business in any segment of the outsourcing industry, we intend to focus our search for a business with services or functions which can be applied across clients of different sizes and categories, regardless of industry verticals or geographic region. Such activities often focus around hiring and training employees, managing daily operations and finances, servicing customers, and delivering goods and services to customers.

Some of the business functions on which we intend to focus our efforts include the following BPO segments:

Human Resource Services

Human Resources, or HR, BPO services are those administrative functions that support an organization’s core HR activities. Payroll and benefits administration, which includes health and welfare and post-retirement benefits, are the predominant HR processes which many companies have already been outsourcing for years. Additional processes increasingly outsourced or performed by specialist providers include recruitment, talent management, performance management, employee communication and employee self-service delivery.

According to IDC, worldwide spending on HR BPO services totaled approximately $14.2 billion in 2006 and is projected to increase to $27.1 billion in 2011, representing a five-year compound annual growth rate of 13.8%. With HR increasingly being viewed as a strategic resource within enterprises rather than simply a cost center or back-office function, companies have embraced HR BPO as an essential component of their corporate strategy. With labor constituting a significant percentage of corporate cost structures, many organizations have looked to outsourcing in an effort to reduce the time and costs associated with administering HR programs and improve the efficiency of their employees.

Finance and Accounting Services

Finance and Accounting, or F&A, BPO services include those activities associated with a company’s need to manage the flow of money into and out of the organization such as transaction management, finance, general accounting, treasury and risk management, and tax management. While companies have been outsourcing discrete transaction management activities such as accounts payable, collections, and accounts receivable for several years, F&A outsourcing is expanding its scope to include other activities such as cash management and financial reporting, and providing enterprises with more comprehensive, integrated solutions.

According to IDC, worldwide spending on F&A BPO services totaled approximately $17.0 billion in 2006 and is projected to increase to $32.7 billion in 2011, representing a five-year compound annual growth rate of 14.0%. While HR BPO’s evolution has been historically more advanced than F&A outsourcing, the market has begun to embrace F&A BPO given its simplicity, transactional nature and quantifiable cost savings. Since the payment aspects of F&A are intertwined with other business processes such as procurement, logistics and staffing, F&A is often outsourced along with these other processes in multi-function BPO arrangements.

Customer Care and Technical Support Services

The outsourced customer (Customer Relationship Management) segment principally provides customer service and technical support on behalf of corporate clients through multi-channel customer contact centers. Service providers typically use a variety of tools including computer telephony integration, interactive voice response, advanced speech recognition, and the Internet through agent-assisted and self-service channels.

According to IDC, worldwide spending on customer management BPO is estimated to have been approximately $26.2 billion in 2006 and is projected to increase to $42.5 billion in 2011, representing a five-year compound annual growth rate of 10.2%. The growth in the customer care market is driven in large part by corporate objectives to reduce fixed and overall costs while improving the flexibility to handle seasonality and variability in service levels.

Procurement Services

Procurement services involve the purchasing of specific categories of goods and services, most commonly, indirect materials or maintenance, repair, and operating expense items required either to manufacture a product or to operate the organization. Procurement BPO is primarily a transitional solution to lower costs and improve processes for non-core purchases, while companies focus on optimizing their own internal expertise in sourcing and purchasing their core spending categories. Specific activities in outsourcing procurement may involve determining which commodities or services are best, choosing the right suppliers, negotiating the best prices, and awarding contracts to ensure that the products or services are received at the appropriate time. According to IDC, worldwide spending on procurement BPO services is estimated to have been $717.0 million in 2006 and is projected to increase to approximately $2.0 billion in 2011, representing a five-year compound annual growth rate of 22.2%.

Sales and Marketing

The sales and marketing services sector includes direct marketing, lead generation, database management, interactive marketing, outsourced sales and sales promotion. With traditional mass marketing methods becoming less effective, marketers are increasingly focusing on alternatives, such as direct marketing and sales promotion that utilize technology to increase efficiencies of scale and performance. According to IDC, worldwide spending on sales and marketing BPO services is estimated to have been approximately $157.0 billion in 2006 and is projected to increase to $208.4 billion in 2011, representing a five-year compound annual growth rate of 5.8%.

Training

The training and staff augmentation outsourcing sector consists of the educational content developed for and delivered to internally employed personnel, third-party partners and customers, and also includes spending on the information technology infrastructure necessary to deliver and manage that content, and the professional services required to develop, deploy, manage, execute, and support such a solution. According to IDC, worldwide spending on training BPO services is estimated to have been approximately $5.3 billion in 2006 and is projected to increase to $11.4 billion in 2011, representing a five-year compound annual growth rate of 16.6%.

Logistics

Logistics, returns processing/management and repair services refer to the part of an organization’s supply chain that involves the movement and storage of goods between an enterprise and its suppliers and customers, as well as the movement of funds and information related to each transaction. The primary components of logistics are order management, warehousing, fulfillment and inventory management, freight management, returns management and repair services plus hosted infrastructure services. According to IDC, worldwide spending on logistics BPO services is estimated to have been $200.2 billion in 2006 and is projected to increase to $353.0 billion in 2011, representing a five-year compound annual growth rate of 12%.

Warranty Management Services

Warranty management services refer to third party administration of the sales/marketing, eligibility for coverage, dispatch services and on-site services, call center/processing and fulfillment of product claims covered under a replacement or repair program. Warranty services typically cover mechanical breakdown of consumer electronics, automobiles, homes and other categories. According to Warranty Week, in 2006, U.S. based manufacturers spent at least $28.2 billion satisfying warranty claims.

Claims Processing Services

Claims processing services refer to a broad-set of outsourced activities relating to claim acquisition, scrubbing, adjudication, and payment, among other things. These services span multiple verticals, of which healthcare forms an important component. Healthcare claims processing involve managing claims that are submitted by a consumer or healthcare provider to a health plan insurer or payer for healthcare services rendered to a patient. IDC estimates that the market for U.S. health claims BPO services (excluding claims by government payors) was approximately $1.3 billion in 2006 and is expected to grow to more than $1.5 billion by 2011, representing a five-year compound annual growth rate of 3.5%.

Billing Support Services / Operations Support Systems Services

Billing support services, or BSS, and operations support systems, or OSS, refer to the provisioning, monitoring, accounting/reporting and compiling of usage charges for enterprises as they serve their clients. The BSS process can also include mediation, rating, interconnect management, and postpaid and prepaid invoicing. BSS and OSS target a number of verticals, with telecommunications being one of the most established markets. According to IDC, the worldwide telecommunications BSS and OSS market is expected to increase from $7.1 billion in 2006 to $9.1 billion in 2011, representing a five year compound annual growth rate of 5.2%.

Conferencing and Collaboration Application Services

Conferencing applications, sometimes referred to as web, data, visual, electronic, or real-time conferencing, provide real-time connection for the creation, exchange, and viewing of information by two or more users in online meetings or events for a wide range of group sizes and purposes. According to IDC, the conferencing applications market estimated at $811 million in 2005 and is expected to reach $1.4 billion by 2010, representing a five year compound annual growth rate of 11.8%.

Accounts Receivable Management Services

Accounts receivable management services refer to the collection of delinquent debt on a contingent basis (as an agent on behalf of clients) and on a principal basis (purchase of delinquent receivables from clients for subsequent collection by the buyer for its own account). According to Kaulkin Ginsberg, this market was estimated at $15.0 billion in 2004, comprising of first- and third-party collections, debt buying, and collection law firms.

Document Management and Electronic Document Storage Services.

Companies in the information protection and storage services industry store and manage information in a variety of media formats, which can broadly be divided into physical and electronic records, and provide a wide range of services related to the records stored. Document outsourcing involves the assignment of an entire document-related business process (creation, production, processing, printing, mailing, electronic transmission and / or fulfillment of any type of printed or electronic document) to an external service provider. According to InfoTrends/CAP Ventures, the U.S. document outsourcing market measured approximately $31.6 billion in 2004 and is expected to grow to $36.7 billion by 2008, a compounded annual growth rate of 3.7%. Electronic document storage services is growing faster—according to IDC, the worldwide archive and storage management software market is expected to grow from $611 million in 2005 to $1.7 billion in 2010, representing a five-year compound annual growth rate of 22.3%.

Other BPO Services

The BPO market is constantly changing, and we will seek to identify attractive business combinations in a number of outsourced functions including, among other things, disaster recovery services, knowledge process outsourcing, engineering and design, software as a service and research-based services.

Investment Focus

We intend to focus our efforts on identifying a target businesses in the BPO industry that has one or more of the following characteristics:

•	fundamentally strong but undercapitalized, with the potential to further grow its services, products, brands or geographic reach;

•	considered by its clients as a value-added proposition to their business model;

•	has been under-managed as compared to its peers in the industry;

•	undergoing a change in its business model/strategy;

•	would lend itself to offshoring in countries such as India, China, the Philippines or Costa Rica, or near-shoring in countries such as Mexico, Canada or Eastern Europe;

•	embedded in an underperforming business that would be more effectively stewarded by improved management, technological, or operational improvements; and

•	may be enhanced by the addition of one or more complementary acquisitions to complete the service or product offering.

Many of the potential BPO services, such as billing support services, claims processing, warranty management, call center and marketing fulfillment, would utilize a similar process infrastructure and therefore may create economies of scale and a more attractive service offering to potential clients.

Examples of target candidate characteristics could include, among other things, “orphan” businesses within a conglomerate structure resulting from a lack of invested resources or transformational events (merger and/or acquisition, going private and other transactions); private companies backed by private equity or venture capital in need of an exit; under-managed private companies undergoing inter-generational or family transitions with otherwise fundamentally sound service/product portfolio and strategic thesis; and private companies with temporary structural or operational barriers to accessing the public or other capital markets.

We will employ a disciplined approach to identifying, evaluating and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we consummate our initial business combination, we expect to work with our target business’s management team to create value by (i) improving the base business through the implementation of marketing expertise, growth and go-to-market strategies, best-shore options and global business strategies, (ii) improving operating performance through implementation of “best practices” and a disciplined operating approach,

(iii) building technology systems that provide a competitive advantage and create a strong client value proposition; (iv) enhancing the target business’s access to global clients and business partners through use of our management team’s extensive business and client network and (v) using the base business as a platform from which to grow, both organically and through future acquisitions, all among other things, to create shareholder value.

We anticipate that our search for potential target businesses will involve making contacts with targets through our founding stockholders; seeking referrals from our extensive professional network of contacts, including strategic advisors, board members, corporate relationships with industry companies, private equity firms, consultants and investment banks active in the BPO industry; and contacting owners of potential targets that we identify and with whom we have existing relationships.

Management and Board Expertise

Our officers and certain of our directors have extensive experience in the BPO industry as managers, principals, directors or advisors of worldwide BPO companies. In addition, they collectively comprise a formidable pool of expertise in identifying, negotiating and structuring transactions, mergers and acquisitions and the related financing thereof. They also have significant experience with global operations, acquisition integration, business growth (both organic and through acquisition) and financial transactions in our target BPO industries. We have also formed a Strategic Advisory Council whose members have extensive strategic planning, marketing, financial, private equity, investment banking and transactional expertise, and who will assist and advise our board of directors and our officers regarding the implementation of our corporate strategic plan and the sourcing of a business combination.

We will seek to capitalize on this broad experience, including the industry experience of R. Scott Murray, our founder, Chairman of our Board of Directors, President and Chief Executive Officer. Mr. Murray has over 20 years of experience in BPO and related sectors and has been an executive officer with companies that have raised approximately $1.5 billion in various debt and equity financings. Mr. Murray has been a leader in identifying, negotiating and closing over 30 acquisitions and divestitures in various companies with which he has been associated. As Chief Executive Officer of Modus Media, Inc., a privately held business process outsourcer in the global supply chain and hosting services sector, Mr. Murray was instrumental in identifying, negotiating and closing the merger of Modus Media, Inc. with CMGI, Inc. in 2004. As President and Chief Operating Officer of Stream International, Inc., an outsource provider of global technical support and customer care services, Mr. Murray played a leading role in negotiating and closing its acquisition by Solectron Global Services, Inc. in 2001. From 1994 through 1999, Mr. Murray served as the Executive Vice President and Chief Financial Officer of The Learning Company, or TLC, a publicly-traded consumer software company, whose revenues grew during his tenure from $233 million in 1994 to $839 million in 1998. The TLC management team, which included both Mr. Murray and our director, Kevin O’Leary, oversaw the growth of TLC into a leading consolidator in the consumer software industry, raising over $1 billion in debt and equity financing, and acquiring and integrating more than 25 companies culminating with the acquisition of TLC for $4.2 billion in stock and assumption of net debt by Mattel, Inc. in May 1999. Mr. Murray also has significant experience in conducting business near shore and off-shore in countries such as Canada, India and China from his past employment at Stream International, Inc., Modus Media, Inc. and 3Com Corporation.

We believe that our management team, strategic advisors and board of directors will be able to utilize their extensive industry experience, knowledge and contacts to source and execute an acquisition.

Effecting a Business Combination

General

We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination one or more domestic or international operating businesses in the business process outsourcing industry. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with a target acquisition having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition, there are no limitations on the type of BPO investments (including investments in securities of entities that own or finance business process outsourcing activities) we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target acquisition having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments (including investments in securities of entities that own or finance business services activities) in any location or product type.

We have not identified a target acquisition

To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our founding stockholders, promoters and other affiliates is currently engaged in active discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have also not, nor has anyone on our behalf, conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target acquisition or that we will be able to engage in a business combination on favorable terms.

Subject to the limitation that a target acquisition have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings; we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target acquisition

Target acquisitions will be brought to our attention by our founding stockholders, through their network of industry and professional advisor relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous and varied opportunities. Target acquisitions may also be brought to our attention by such unaffiliated sources such as brokers or others as a result of being solicited by us through calls or mailings. Unaffiliated sources, such as brokers, may also introduce us to target acquisitions they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Such brokers or unaffiliated sources may require a finder’s fee on completion of a business acquisition. Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay Trillium Capital LLC, a limited liability company affiliated with our Chairman of the Board of Directors, President and Chief Executive Officer, the $10,000 monthly fee described above. Other than this fee and other than fees that may be paid to America’s Growth Capital as more fully described under “Management-Conflicts of Interest,” we have adopted a policy that, prior to the consummation of a business combination, none of our strategic advisory council members or founding stockholders, or any entity with which they are affiliated, will be paid, either by us or a target acquisition company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination. The payment of any fee to America’s Growth Capital will not be a factor in the selection of an acquisition candidate.

Selection of a target acquisition and structuring of a business combination

Subject to the requirement that our business combination must be with a target acquisition having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target acquisitions. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. In evaluating a prospective target acquisition, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	earnings, cash flow and revenue growth potential;

•	established business with potential for operational and process improvement and ability to expand;

•	growth and platform expansion potential to create an integrated service offering for our clients;

•	involvement in a fragmented sector of the BPO industry with the potential for additional acquisitions and consolidation;

•	underperforming division(s) of a larger organization;

•	experience and skill of management and availability of additional personnel;

•	existing client concentration and our ability to augment the existing client base from our network of relationships;

•	capital requirements;

•	sophistication and extendibility of technology platform and infrastructure;

•	competitive position in the BPO market place;

•	financial condition and results of operation;

•	barriers to entry into the BPO services industries;

•	stage of development of the products, processes or services;

•	breadth of services offered;

•	degree of current or potential market acceptance of the services; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our officers and board of directors in effecting a business combination consistent with our business objective. In evaluating a prospective target acquisition, we will conduct an extensive due diligence review which will encompass, among other things, a review of all relevant financial and legal information, technology and operational information, client information and interviews, if possible, and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target acquisition execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our security holders, the purchase price, the terms of the sale, the state of the capital and debt markets, the perceived quality of the assets and the likelihood that the transaction will close. We will not structure our initial business combination in such a way that we will be the minority stockholder of the combined company.

The time and costs required to select and evaluate a target acquisition and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We may pay fees or compensation to third parties for their efforts in introducing us to a potential target business. However, we have adopted a policy that, prior to the consummation of a business combination, none of our strategic advisory council members or founding stockholders, or any entity with which they are affiliated, will be paid, either by us or a target acquisition company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses, the monthly fee to Trillium Capital LLC and fees that America’s Growth Capital, of which Mr. Howe, one of our directors, is Chief Executive Officer, may be entitled to as a result of any acquisition opportunities referred to us.

Fair market value of target acquisition

The initial target acquisition that we acquire must have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire a target acquisition whose fair market value significantly exceeds 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition. The fair market value of a target acquisition will be determined by our board of directors based upon the financial standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a majority interest (meaning not less than a majority of the voting securities of such target business). If we acquire a majority interest of a target business or businesses, but less than 100% interest, the business that we acquire must have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount). To accomplish this, we may seek to raise additional funds through debt financing or a private offering of equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. In addition, we may partner with other entities to jointly own the target acquisition in order to gain access to greater acquisition targets, capital and expertise.

Prior to entering into an agreement for a target acquisition, the fair market value of such target acquisition will be determined by our board of directors based upon financial standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine the fair market value of the target business, we will obtain an opinion from an unaffiliated, independent third party appraiser, which will be an investment banking firm that is a member of the FINRA, stating whether the fair market value meets the 80% of net assets held in trust threshold. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target acquisition complies with the 80% threshold unless there is a conflict of interest with respect to the transaction. Our officers and directors have significant experience evaluating target acquisitions based upon financial standards generally accepted by the financial community and have performed such evaluations for many transactions. Whether assets or stock of a target business is acquired, such assets or stock would be evaluated based upon financial standards generally accepted by the financial community in order to determine if the fair market value of such assets or stock equals at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition.

Possible lack of business diversification

Our business combination must be with a target acquisition which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several BPO businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. In order to mitigate this risk, our existing officers have significant experience in the BPO industry and also have an extensive network of potential other management personnel that could assume operating roles if necessary. However, they would only be able to remain with us after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for stockholder approval of business combination

Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

In connection with the vote required for our business combination, our founding stockholders have agreed to vote all shares of common stock then owned by them in the same manner as a majority of the outstanding shares of common stock issued in this offering, other than the shares of common stock owned by the founding stockholders. We will proceed with a business combination only if a majority of the outstanding shares of common stock issued in this offering are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock issued in this offering both exercise their conversion rights described below and vote against the proposed business combination. We will not propose a business combination to our stockholders that is conditioned on less than 30% of the public stockholders exercising their conversion rights. Our founding stockholders will not have such conversion rights with respect to any shares of common stock owned by them. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below.

Our threshold for conversion rights has been established at 30% although historically blank check companies have used a 20% threshold. This structural change is consistent with many other current filings with the SEC and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 30% threshold entails certain risks described under the headings, “Risk Factors—Although historically blank check companies have used a 20% threshold for conversion rights, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights” and “—The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.”

For purposes of seeking approval of the majority of the outstanding shares of common stock issued in this offering voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer to each public stockholder, but not to our founding stockholders, the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Founding stockholders are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering or after this offering into a pro rata share of the trust account. The actual per-share conversion price will be equal to the amount in the trust account, which shall include $7,500,000 from the purchase of the founder warrants by our founding stockholders, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purposes and calculated as of two business days prior to the proposed consummation of the business combination), divided by the number of shares of common stock issued in this offering. Without taking into account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be approximately $7.88 or $0.12 less than the per-unit offering price of $8.00. Because the initial per share conversion price is $7.88 per share (plus any interest net of taxes payable and amounts permitted to be disbursed for working capital purposes), which may be higher than the market price of the common stock on the date of the conversion, there may be an incentive on the part of public stockholders to exercise their conversion rights.

If a business combination is approved, stockholders that vote against the business combination and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $7,500,000 ($0.24 per share) of the underwriters’ deferred discount held in the trust account.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. If a stockholder wishes to exercise his conversion rights, he must vote against the proposed business combination and, at the same time, demand that we convert his shares into cash by marking the appropriate space on the proxy card. If, notwithstanding a stockholder’s vote, the proposed business combination is consummated, then such stockholder will be entitled to receive a pro rata share of the trust account, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purposes and calculated as of two business days prior to the proposed consummation of the business combination). If a stockholder exercises his conversion rights, then he will be exchanging his shares of our common stock for cash and will no longer own these shares of common stock. A stockholder will only be entitled to receive cash for these shares if he continues to hold these shares through the closing date of the proposed business combination and then tenders his stock certificate to us. If a stockholder converts his shares of common stock, he will still have the right to exercise the warrants received as part of the units purchased in the offering in accordance with the terms hereof. If the proposed business combination is not consummated then a stockholder’s shares will not be converted into cash, even if such stockholder elected to convert.

Liquidation if no business combination

Our second amended and restated certificate of incorporation provides that we will continue in existence only until                     , 2009 [24 months from the date of this prospectus]. This provision may not be amended except by the affirmative vote of a majority of our outstanding shares of common stock issued in this offering in connection with the consummation of a business combination or by 95% of the holders of the common stock issued in this offering. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence on                     , 2009 [24 months from the date of this prospectus] as an obligation to our stockholders and we presume that investors will make an investment decision, relying, at least in part, on this provision. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to this provision and are contractually obligated not to amend or waive this provision pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in this offering, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except by the affirmative vote of a majority of our outstanding shares of common stock issued in this offering in connection with the consummation of a business combination.

A liquidation after our existence terminates by operation of law would occur in the event that a business combination is not consummated within 24 months of the completion of the offering. In the event we liquidate after termination of our existence by operation of law on                     , 2009 [24 months from the date of this prospectus], we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our founding stockholders have waived their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the shares of common stock owned by them prior to this offering, including the common stock underlying the founder warrants. If we fail to consummate a business combination, there will be no distribution with respect to our warrants, which will expire worthless. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining net assets outside of the trust fund, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our officers have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000 in the case of a liquidation after our termination of existence by operation of law on                     , 2009 [24 months from the date of this prospectus]) and have agreed not to seek repayment for such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.88 (of which approximately $0.24 per share is attributable to the underwriters’ deferred discount), or $0.12 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $7.88, plus interest (net of taxes payable and amounts permitted to be disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account), due to claims of creditors. Although we will seek to have all vendors, service providers, prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us, waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our officers have, however, agreed to jointly and severally indemnify us against claims from such vendors, service providers and other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business, in excess of the net proceeds of this offering not held in the trust account. We will not reimburse our officers for payments made by them to ensure that the proceeds in the trust account are not reduced. We believe that the board of directors would be obligated to pursue a potential claim for reimbursement from our officers pursuant to the terms of their agreements with us if it would be in the best interest of our stockholders to pursue such a claim. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at the time. Our officers have agreed to reimburse us to the extent we fail to obtain valid and enforceable waivers from vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us, or claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. If such a waiver is not obtained or held unenforceable and our officers do not reimburse us for that, the board of directors would make a fiduciary determination regarding whether or not to pursue a claim for reimbursement. However, if any liability occurs with respect to a claim other than by a vendor, service provider, prospective target business or other entity that is owed money by us for services rendered or contracted for or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business, we will have no recourse against our officers. Based on information we have obtained from our officers, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that our officers would be able to satisfy those obligations.

We will seek to reduce the possibility that our officers will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to up to $3,500,000 (comprised of $250,000 initially available outside of the trust account from the offering proceeds and up to $3,250,000 interest income, net of taxes payable on all interest income earned on the trust account, which we may seek to withdraw from the trust account for working capital purposes) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation after the termination of our existence by operation of law on                     , 2009 [24 months from the date of this prospectus], currently estimated at up to $50,000). The indemnification provisions are set forth in the insider letter, dated as of                     , 2007, executed by our officers. The insider letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from officers will not be available. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third

anniversary of the dissolution. However, as stated above, if we do not effect a business combination by                     , 2009 [24 months from the date of this prospectus], it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time periods and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors, service providers (such as accountants, lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (which would include any third parties we engaged to assist us in any way in connection with out search for a target business) prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is remote. Our officers have, however, agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by claims from such vendors, service providers and other entities that are owed money by us for services rendered or contracted for or products sold to us, or by claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business, in excess of the net proceeds of this offering not held in the trust account. We believe that the board of directors would be obligated to pursue a potential claim for reimbursement from our officers pursuant to the terms of their agreements with us if it would be in the best interest of our stockholders to pursue such a claim. However, we cannot assure you that they will be able to satisfy those obligations if they are required to do so. Further, our officers are liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.88 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders on a pro rata basis promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. In certain circumstances, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if public stockholders, other than our founding stockholders, seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described above.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of BPO companies. Many of these competitors possess greater technical, human and other resources, greater access to capital or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain target acquisitions:

•

our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•

our obligation to convert into cash shares of common stock held by our public stockholders, other than our founding stockholders, in certain instances may reduce the resources available to us for a business combination;

•

the requirement to acquire assets or an operating business that has a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and

•	our outstanding warrants and unit purchase option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We have not yet secured facilities for our executive offices. However, following the successful completion of this offering, we expect to secure executive offices in the Boston, MA area to provide for our executive offices and to provide certain administrative services that will not exceed $10,000 per month in cost.

Employees

We currently have four officers, one of whom, R. Scott Murray, is also our Chairman of the Board of Directors and one of our founding stockholders. We currently expect that our officers will devote substantially all of their time to our business. Each of these officers has substantial experience in either business process outsourcing businesses and/or in negotiating, performing due diligence and completing business combinations. None of our officers is employed by other companies at this time and as such is expected to be able to devote the amount of time necessary to our operations and to seek out target acquisitions. As they are not subject to an employment agreement with us nor receive any compensation, the amount of time they will devote in any time period will vary based on whether we are in the process of (i) seeking a potential target acquisition, or (ii) performing due diligence on one or more target acquisitions or (iii) completing the business combination for a selected target acquisition. We anticipate that we will have access to the services of other personnel on an as needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of our officers nor any of these other personnel, all of whom we will be dependant upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the properties to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after July 15, 2007. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$246,300,000 of the net offering proceeds will be deposited into a trust account at Bank of America, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $238,800,000 from the net proceeds payable to us and $7,500,000 of the proceeds attributable to the underwriters’ deferred discount.	$209,250,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $246,300,000 of net offering proceeds held in trust will only be invested in United States ‘government securities’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target acquisition

	The initial target acquisition that we acquire must have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of such acquisition.	We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ overallotment option.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the outstanding shares of common stock issued in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder, other than our founding stockholders, who votes against the transaction and who follows the procedures described in this prospectus is given the right to convert his or her shares of common stock into his or her pro rata share of the trust account; provided that if holders of 30% or more of our outstanding common stock issued in this offering both elect to convert their shares of common stock and vote against the proposed business combination, we will not consummate such business combination. Our founding stockholders will not have such conversion rights with respect to any shares of common stock owned by them. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline

	Pursuant to our second amended and restated certificate of incorporation, our corporate existence will cease , 2009 [24 months from the date of this prospectus] except for the purposes of winding up our affairs and liquidating. However, if we complete a business combination within this time period, we will amend this provision by the affirmative vote of a majority of our outstanding shares of common stock issued in this offering to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. While we intend, in the event of our liquidation, to distribute funds from our trust account to our public stockholders on a pro rata basis as promptly as possible, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders, see “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors—Risks Related to Our Business—You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Interest earned on the trust account

Interest earned on the trust account, net of up to $3,250,000 which may have been released to us to fund our working capital requirements, may be disbursed for the purposes of paying taxes on interest earned. While we intend, in the event of our liquidation, to distribute funds from our trust account to our public stockholders as soon as reasonably practicable pursuant to our plan of distribution, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering.

Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Directors and Executive Officers

Our directors, executive officers and director nominee are as follows:

Name	Age	Position
R. Scott Murray	44	Chairman of the Board of Directors, President and Chief Executive Officer
Charles F. Kane	50	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer
Lloyd R. Linnell	54	Executive Vice President and Chief Technology and Information Officer
Sheila M. Flaherty	42	Executive Vice President, General Counsel and Corporate Secretary
Kevin T. O’Leary	53	Director
M. Benjamin Howe	47	Director
Stephen D. R. Moore	56	Director
G. Drew Conway	50	Director
Paul G. Joubert	59	Director Nominee in July 2008 and member of our Strategic Advisory Council

R. Scott Murray has been our founder, Chairman of the Board of Directors, President and Chief Executive Officer since our inception on June 26, 2007. Since February 2006, Mr. Murray has served as Non-Executive Chairman of the Board of Protocol Communications, Inc., a privately held provider of fully integrated marketing services in the business process outsourcing sector. Mr. Murray has extensive experience in the technology and services sectors, and has held several executive management positions in those sectors. Most recently in 2006, he served as Chief Executive Officer and a director of 3Com Corporation. 3Com is a publicly traded global secure network provider to mid and small enterprise clients. From August 2002 to August 2004, Mr. Murray was Chief Executive Officer and a director of Modus Media, Inc., a privately held business process outsourcer in the global supply chain and hosting services sector. Modus had operations around the world including North America, Mexico, Europe and Asia (including five locations in mainland China). Mr. Murray was instrumental in completing Modus’ merger with CMGI in August 2004. From January 2000 until January 2002, following its acquisition in 2001 by Solectron Global Services, Inc., Mr. Murray served as President and Chief Operating Officer of Stream International, Inc., a privately held provider of outsourced technical support services with approximately 12,000 employees providing services throughout the United States, Canada, Europe and India. From February 1994 through May 1999, Mr. Murray served as the Executive Vice President and Chief Financial Officer of The Learning Company, a publicly traded consumer software company. TLC was acquired by Mattel, Inc. in May 1999 for approximately $4.2 billion in stock and assumption of net debt. He is a Canadian Chartered Accountant and a graduate of the University of Western Ontario and has a Finance and Administration degree.

Charles F. Kane has been our Executive Vice President and Chief Administrative Officer since July 2007 and our Chief Financial Officer and Treasurer since August 2007. Mr. Kane is currently an advisor to One Laptop per Child, a non-profit organization founded at Massachusetts Institute of Technology that provides computers and internet access for students in the developing world. During 2006, Mr. Kane served as the Chief Financial Officer of RSA Security, Inc., a provider of e-security solutions, which was sold to EMC Corporation. From July 2003 to May 2006, Mr. Kane served as Senior Vice President, Finance and Chief Financial Officer

of Aspen Technology, Inc., a provider of software and professional services. From May 2000 to July 2003, Mr. Kane was President and Chief Executive Officer of Corechange, a global provider of e-access framework software. Mr. Kane is a director of Netezza Corporation, a global data warehouse appliances company, Applix, Inc., a provider of performance management applications, Egenera Inc., a privately held provider of data center virtualization solutions, and Progress Software Corporation, a provider of application infrastructure software. Mr. Kane received a BBA in Accountancy from the University of Notre Dame and an MBA in International Finance from Babson College. He is a Certified Public Accountant and a Senior Lecturer at the Sloan Graduate School of Business at MIT.

Lloyd R. Linnell has been our Executive Vice President and Chief Technology and Information Officer since July 2007. From April 2005 to January 2006, Mr. Linnell was part of the start-up team for Independent Mobile (IMO), a retail channel for mobile device technology and service. From April 2003 to November 2004, Mr. Linnell served as Senior Vice President for Worldwide Customer Care at Aspect Communications, a publicly traded software company that is a premier provider of enterprise software solutions in the call-center and outsourcing industry. Mr. Linnell was responsible for world-wide call center support, field support, professional services, and training and education. Additionally, Mr. Linnell held the position of Chief Information Officer while at Aspect. From May 1996 through May 2002, Mr. Linnell served in various roles at Stream International, Inc., including Chief Information Officer, Vice President North American Operations and Chief Technology Officer. From 1990 through 1995, Mr. Linnell held various positions at US West, one of the seven regional Bell Operating Companies formed with the divestiture of the Bell System, including executive director and vice president of billing and corporate data. Mr. Linnell began his career in 1977 at Bell Telephone Laboratories Inc., and its successor, Bell Communications Research Inc. where he held positions of increasing responsibility in the Applied Research and Network Planning organizations from 1977 to 1990. Mr. Linnell holds a bachelor’s degree in electrical engineering from the University of Southern California and a master’s degree in electrical engineering from Northwestern University. Mr. Linnell is a Registered Financial Advisor and holds a Series 65 FINRA license.

Sheila M. Flaherty has been our Executive Vice President, General Counsel and Corporate Secretary since July 2007. From January 2006 to May 2007, Ms. Flaherty was General Counsel and Vice President of Abiomed, Inc. a publicly traded medical technology company. From November 1998 to August 2004, Ms. Flaherty held several positions, including Vice President, General Counsel and Secretary, at Modus Media, Inc., a privately held business process outsourcer in the global supply chain and hosting services sector. During her tenure at Modus Media, Ms. Flaherty handled several international debt transactions, as well as mergers, acquisitions and divestitures. From 1996 through 1997, Ms. Flaherty served as associate general counsel at Astra Pharmaceuticals, Inc., a pharmaceutical company. From 1993 to 1996, Ms. Flaherty practiced law with the law firm of Nutter, McClennen & Fish. Since 2007, Ms. Flaherty has also been a member of the Salt Lake Life Science Angels (SLLSA), an angel investment group targeting seed stage life science and healthcare companies in the Intermountain West. Ms. Flaherty received a bachelor’s degree from the University of Massachusetts and a Juris Doctorate from Georgetown University Law Center.

Kevin T. O’Leary has been a director of our company since July 2007. Since March 2007, Mr. O’Leary has also been on the strategic advisory board of Genstar Capital, LLC, a private equity firm that focuses on investments in selected segments of life science and healthcare services, industrial technology, business services and software. Mr. O’Leary is currently working as the entrepreneur/investor co-host for the Discovery Channel’s “10 Ways to Save the Planet” a new program that explores innovative ways man could reverse global warming. Since April 2004, Mr. O’Leary has been director of and investor in EnGlobe, a Toronto Stock Exchange-listed company that is one of Canada’s leading integrated environmental services companies specializing in the management of organic-based waste streams and contaminated soils. Since May 2007, Mr. O’Leary has been a director and investor of Iqzone.com, an early stage wireless marketing company. Mr. O’Leary is also a frequent co-host of Report on Business Television, Canada’s national business television specialty channel and a cast member and investor in Sony Television’s venture capital reality show Dragon’s Den. Mr. O’Leary was a co-investor and co-founder of Storage Now, Canada’s leading developer of climate controlled storage facilities, from January 2003 until its March 2007 acquisition by In Storage REIT. In 1986, Mr. O’Leary co-founded SoftKey Software Products. With Mr. O’Leary as its President, SoftKey (later re-named The Learning Company) grew rapidly and became a catalyst for consolidation in the consumer software industry. Mr. O’Leary was the President and a director of The Learning Company from 1986 until May 1999 following its acquisition by Mattel, Inc. for $4.2 billion in stock and the assumption of net debt. Mr. O’Leary received an honors bachelor degree in environmental studies and psychology from the University of Waterloo and a master’s of business administration from the University of Western Ontario, where he now serves on the executive board of The Richard Ivey School of Business.

M. Benjamin Howe has been a director of our company since July 2007. In 2003, Mr. Howe co-founded and became Chief Executive Officer of America’s Growth Capital, a national, emerging growth focused research, trading and investment banking firm. In more than 20 years as an investment banker, Mr. Howe has completed more than 250 transactions. During Mr. Howe’s employment from 1999 to 2003, he served as Managing Director, Head of Mergers & Acquisitions and Executive Committee Member at SG Cowen Securities, a global investment bank. From 1996 to 1998, Mr. Howe served as the Head of Technology Investment Banking for the East Coast and Europe for Montgomery Securities, a national investment bank. Mr. Howe is a certified public accountant. Mr. Howe currently holds his Series 7, 24, 27, 55, 63 and 87 FINRA licenses. Mr. Howe received a Bachelor of Arts degree in economics from Trinity College and a master of science in accounting from the Stern School of Business.

Stephen D. R. Moore has been a director of our company since July 2007. Since July 2006, Mr. Moore has served as a director, President and Chief Operating Officer at Enterprise Mobile, Inc., a company that provides a single point of delivery and support for deployment and management of Windows Mobile-based messaging and line of business application enablement within enterprise environments. From October 2005 to May 2006, Mr. Moore served as Vice President of Operations for IMO, a multi-carrier retail wireless start up. From September 2003 to July 2005, Mr. Moore served as Senior Vice President for Operations and Technology for NaviMedix, Inc, a venture backed health care infrastructure company. From 1994 to 1997, Mr. Moore served as President and Chief Operating Officer of Stream International, Inc., which specialized in the outsourced manufacturing and assembly of software products and providing technical support call center services to its clients. In 1997, Stream International, Inc. divested into three separate business entities and from 1997 through 2002, Mr. Moore served as Chairman and Chief Executive Officer of the remaining entity, until its 2001 acquisition by Solectron Global Services Business. From 1992 to 1994, Mr. Moore served as President of Corporate Software, a software sales and services company which merged in 1994 with a division of R.R. Donnelly to form Stream International, Inc. Mr. Moore received a HNC in electrical and electronic engineering from the Northampton Institute of Science and Technology.

G. Drew Conway has been a director of our company since July 2007. Since June 2002, Mr. Conway has served as the Chief Executive Officer of Sagent Healthstaff LLC, a healthcare-staffing company. Mr. Conway is the former Chairman and Chief Executive Officer of Renaissance Worldwide, Inc., a global provider of business and technology consulting services. Established in 1986, Renaissance provided consulting expertise in the focused areas of business strategy, enterprise solutions, government solutions and information technology consulting services. Mr. Conway guided the company through rapid growth and expansion having completed twenty-one acquisitions following the initial public offering of the company. As a leader in New England’s high tech community, Mr. Conway has served as New England Chapter President of the National Association of Computer Consulting Business for three terms. Mr. Conway has been a frequent speaker at the Fulcrum Series on mergers and acquisitions, and has been honored four times as a finalist of Ernst & Young’s Entrepreneur of the Year award. Mr. Conway currently serves on the boards of the Inner City Scholarship Fund Committee and Universal Solutions Group, Inc. Mr. Conway received a bachelors degree from the University of Maryland.

Paul G. Joubert has agreed to serve as a director of our company and is expected to join our board of directors effective July 1, 2008 upon his retirement from PricewaterhouseCoopers LLP, or PWC, an international accounting firm. If he elects to retire from PWC earlier than July 1, 2008, he may be appointed to our board of directors prior to July 1, 2008. Upon his appointment to our board of directors, we expect that Mr. Joubert will also become chairman of our audit committee. Since Mr. Joubert joined PWC in 1971 he has worked extensively with both public and private companies in start-up to mature stages of growth in the high technology, manufacturing and service industries. Mr. Joubert is the current PricewaterhouseCoopers LLP Northeast Marketing and Sales Market Leader and a partner in the Assurance practice of PWC. Prior to that Mr. Joubert was the leader of the Technology, InfoCom and Entertainment practice for the Northeast region of the United States. Prior to that Mr. Joubert served as Partner-in-Charge of the firm’s Middle Market Group and Chief of Staff to the Vice-Chairman of domestic operations. He has been a frequent speaker and author on business and financial topics. Mr. Joubert has extensive experience with initial public offerings, public companies, mergers and acquisitions and venture capital funding. Mr. Joubert is a graduate of Northeastern University, where he received a bachelor of science in finance and accounting. He is active in numerous civic and professional associations including the National Council for Northeastern University, the Association for Corporate Growth, a former Director and Treasurer, and currently active member, of the Massachusetts Innovative and Technology Exchange and he serves on the Board of Overseers of the Museum of Science. He is also a member of the American Institute of Certified Public Accountants.

Strategic Advisory Council

The role of the Strategic Advisory Council is to provide advice to us in relation to both deal sourcing and potential acquisitions in the event we shall seek such advice. The members of the Strategic Advisory Council will not receive any remuneration. In addition, the members of the Strategic Advisory Council, unlike our Board of Directors, will owe us no fiduciary duties nor will they be entitled, in their capacities as members of the Strategic Advisory Council, to vote on any transaction or other matters relating to the company. Furthermore, the members of the Strategic Advisory Council, in their capacities as members of the Strategic Advisory Council, will not be able to formally recommend any transactions to our stockholders on our behalf, to sit on the Board of Directors, or to sit on any committee of the Board of Directors. These limitations do not apply to the members in their capacity as stockholders and also will not apply to any Strategic Advisory Council member who joins our Board of Directors at a later date, including Mr. Joubert.

Our Strategic Advisory Council is comprised of members with extensive strategic planning, marketing financial, private equity, investment banking and transactional expertise, and assists and advises our board of directors and our officers regarding the implementation of our corporate strategic plan and the sourcing of a business combination.

Our Strategic Advisory Council members are as follows:

Paul G. Joubert (see biography above under “—Directors and Executive Officers.”)

Deborah Keeman has agreed to join our Strategic Advisory Council and is also one of our founding stockholders. Most recently during 2006 and 2007, Ms. Keeman was the Vice President of Global Marketing for 3Com Corporation. Prior to 2006, Ms. Keeman spent over 10 years working in the business process outsourcing industry. From 2003 to 2006, she was Vice President of Marketing at Modus Media, Inc. (and its successor ModusLink Corporation), a privately held business process outsourcer in the global supply chain and hosted services sector that was acquired by CMGI in 2004. From 1996 to 2003, Ms. Keeman served in various roles at Stream International, Inc., a privately held provider of outsourced customer care and technical support services, including Vice President of Marketing, Director of Product Marketing, and Business Unit Director. Ms. Keeman’s executive roles have involved, among other things, developing strategic planning and initiatives, creating global marketing strategies, development of new services and extension of existing programs and building revenue growth and market share expansion programs.

Robert Wadsworth has agreed to join our Strategic Advisory Counsel and is also one of our founding stockholders. Mr. Wadsworth is a Managing Director at HarbourVest Partners, LLC in Boston, MA, an independent global private equity investment firm. Mr. Wadsworth joined HarbourVest in 1986 and is a managing director with responsibility for overseeing direct investments. Mr. Wadsworth manages many of HarbourVest’s investment activities in both the industrial and information technology sectors. He is currently a director of Network Engines, Inc., a provider of storage and security server appliance products and services, Trintech Group PLC, a global provider of financial software and services, and VocalTec Communications, LTD., a global provider of carrier-class multimedia and voice-over-IP solutions, which are all public companies. He is also a director of Akibia, a provider of independent IT services, AWS Convergence (Weatherbug), a provider of global technology solutions, Camstar Systems, a provider of enterprise manufacturing execution and quality systems, Health Dialog, a provider of care management services, Kinaxis, a provider of on-demand Response Management service, and several other U.S. and non-U.S. private companies. Mr. Wadsworth’s prior experience includes management consulting with Booz, Allen & Hamilton, where he specialized in the areas of operations strategy and manufacturing productivity. He received a BS (Magna cum laude) in Systems Engineering and Computer Science from the University of Virginia in 1982 and an MBA (with distinction) from Harvard Business School in 1986. Mr. Wadsworth serves as a Trustee of the University of Virginia School of Engineering & Applied Science and the Dana Hall School.

Number and Terms of Office and Directors and Officers

Our second amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, divides our board of directors into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Moore, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Howe and Mr. O’Leary, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Murray and Mr. Conway, will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that each of Mr. O’Leary, Mr. Howe, Mr. Conway and Mr. Moore are independent directors as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will not enter into our initial business combination with an entity which is affiliated with any of our directors or officers or any other founding stockholders unless we obtain an opinion from an unaffiliated, independent third party appraiser, which will be an investment banking firm that is a member of the FINRA, that the business combination is fair to our stockholders from a financial point of view.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Conway, Moore and Howe. Mr. Howe will initially serve as the chairman of our audit committee. Upon his appointment to our board of directors, we expect that Mr. Joubert will become chairman of our audit committee. The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the SEC. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	Serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•	Approving the annual fees of our independent registered public accounting firm and their annual engagement as our auditors and appointment thereof by the stockholders;

•	Reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

•	Providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who, as required by the American Stock Exchange, are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Howe satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. O’Leary, Howe and Moore. Each of Messrs. O’Leary, Howe and Moore is an independent director as defined by the rules of the American Stock Exchange and the SEC. Mr. O’Leary will serve as the chairman of our nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Compensation for Officers and Directors

No officer has received any cash compensation for services rendered to us. Except as described below, no compensation of any kind, including finders, consulting fees or other similar compensation will be paid to any of our founding stockholders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our directors and officers will not be paid any executive compensation, board fees or other such amounts prior to consummation of an approved acquisition. After which time, it is possible that some or all of our officers will become our employees and be paid market based salaries, be eligible for bonuses, receive stock and/or option awards and be eligible for severance benefits and other employment related benefits as part of entering into an employment contract with us. We would also expect that our directors who continue to act in the capacity of directors following a successful business combination will receive market based compensation for attending board of directors meetings, providing advice, corporate governance and be eligible to receive stock and/or option awards. Such arrangements will be fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to stockholders at the time of a proposed target acquisition. In addition, we, or a target business, may pay customary investment banking fees to America’s Growth Capital, an investment banking firm affiliated with Mr. Howe, a director of ours, in connection with any acquisition for which America’s Growth Capital performs investment banking services. Any such arrangement must be approved by a majority of our disinterested directors and will be described in the proxy statement delivered to our stockholders in connection with their approval of our initial business combination. We will not retain America’s Growth Capital unless they agree to waive any interest or claim to the monies in the trust account for the payment of any fees or other compensation earned by it if an initial business combination is not consummated. After a business combination, such individuals may also be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, each of them may have conflicts of interest in allocating their time among various business activities. However, it is our current expectation that our officers will devote the majority of their time, as necessary, to the management of the company. Our current officers are not employed by any other corporation at this time.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “Management—Directors and Executive Officers.” Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in the business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Since our founding stockholders own shares of our common stock which will be released from escrow only if a business combination is successfully completed and since our founder stockholders may own securities which will become worthless if a business combination is not consummated, our board, whose members are founding stockholders, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. Additionally, members of our executive management may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock.

•

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our directors or officers or any other founding stockholders. We have adopted a policy that, prior to the consummation of a business combination, none of our strategic advisory council members or founding stockholders, or any entity with which they are affiliated, will be paid, either by us or a target acquisition company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses, the monthly fee to Trillium Capital LLC and fees to America’s Growth Capital as described below. Other than this policy, we have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•

If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our founding stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such founding stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•

Although no agreement or arrangement is currently in place or contemplated, America’s Growth Capital may be entitled to a fee, either from us or a target company, in connection with our initial business combination. M. Benjamin Howe, one of our directors, is the Chief Executive Officer of America’s Growth Capital. Any such arrangement must be approved by a majority of our disinterested directors and will be described in the proxy statement delivered to our stockholders in connection with their approval of our initial business combination. We will not retain America’s Growth Capital unless they agree to waive any interest or claim to the monies in the trust account for the payment of any fees or other compensation earned by it if an initial business combination is not consummated.

•

If our officers negotiate to be retained following a business combination as a condition to any potential business combination, their financial interest, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of certain other business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above- listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria.

No procedures have been established to determine how conflicts of interests that may arise due to duties or obligations owed to other entities will be resolved. However, prior to the effective date of this prospectus, each of our officers and directors will enter into an agreement with us and the underwriter whereby he or she agrees to present to us, prior to presentation to any person or entity, opportunities to acquire entities within the BPO industry that may reasonably be deemed appropriate for our company, until the earlier of our consummation of a business combination, our liquidation or until such time as he ceases to be an officer or director, subject to any pre-existing fiduciary or contractual obligation he has. Mr. Howe, a director of ours, owes a fiduciary duty to America’s Growth Capital, of which he is Chief Executive Officer, and he is and will be obligated to present business opportunities to America’s Growth and its current and future clients prior to presenting them to us. Mr. Murray is Non-Executive Chairman of the Board of Protocol Communications, Inc., a privately held provider of fully integrated marketing services in the business process outsourcing sector, but, with the concurrence of Protocol, has agreed to present any suitable business opportunity involving a purchase price of more than $20 million to us prior to presenting it to Protocol. Mr. Wadsworth, a member of our Strategic Advisory Council, owes a fiduciary duty to HarbourVest Partners, LLC, a private equity investment firm, and its portfolio companies. If such business opportunities are not suitable for HarbourVest or if HarbourVest has no interest in such business opportunities and declines to pursue them, Mr. Wadsworth may present such business opportunities to us.

In order to minimize any conflict of interest that may arise if America’s Growth Capital, of which our director Mr. Howe is the Chief Executive Officer, is entitled to a fee in connection with our initial business combination, any such arrangement must be approved by a majority of our disinterested directors and will be described in the proxy statement delivered to our stockholders in connection with their approval of our initial business combination. In addition, if our board of directors determines that a conflict of interest exists with respect to our initial business combination, our second amended and restated certificate of incorporation requires our board of directors to obtain an opinion from an independent third party appraiser regarding the fair market value of the target acquisition and its fairness to our stockholders.

We anticipate that we will first seek to identify unaffiliated acquisition targets. However, no consideration has been given to any acquisition of any business affiliated with any of our officers, directors or affiliated stockholders or to the possibility of any such acquisition, and we are unable to predict whether, when or under what circumstances we would pursue or enter into any such acquisition. However, to minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our directors or officers or any other founding stockholders unless we obtain an opinion from an unaffiliated, independent third party appraiser, which will be an investment banking firm that is a member of the FINRA, that the business combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination and we expect that such independent banking firm will be a consenting expert.

Firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders, in addition to the board of directors, will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used.

Limitation on Liability and Indemnification of Directors and Officers

Our second amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our second amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our second amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws will also permit us to secure insurance on behalf of any founding stockholder, officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against the directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of founder warrants and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	all our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Before the Offering		After the Offering and Private Placement (3)
Name and Address of Beneficial Owners(1)	Number of Shares(2)	Percentage of Common Stock	Percentage of Common Stock
Trillium Capital LLC(4)	3,932,210	43.77%	8.75%
R. Scott Murray(5)	3,932,210	43.77%	8.75%
M. Benjamin Howe	501,628	5.58%	1.12%
Kevin T. O’Leary	537,342	5.98%	1.20%
Stephen D. R. Moore	357,878	3.98%	0.80%
G. Drew Conway	501,628	5.58%	1.12%
Charles F. Kane	640,337	7.13%	1.43%
Lloyd R. Linnell	996,219	11.09%	2.22%
Sheila M. Flaherty	640,337	7.13%	1.43%
Paul G. Joubert	537,342	5.98%	1.20%
All directors and officers as a group (8 persons)	8,107,579	90.24%	18.05%

(1)	Unless otherwise indicated, the business address of each of the stockholders is 177 Beacon Street, Unit 4, Boston, MA 02116.
(2)	Unless otherwise indicated all ownership is direct beneficial ownership. Assumes no redemption of 1,171,874 shares owned by our founding stockholders.
(3)	Assumes only the sale of 31,250,000 units in this offering and the redemption of 1,171,874 shares owned by our founding stockholders, but not the exercise of the 31,250,000 warrants comprising such units and the 7,500,000 founder warrants.
(4)	Trillium Capital LLC is a limited liability company affiliated with our Chairman of the Board of Directors, President and Chief Executive Officer.
(5)	Consists of shares held by Trillium Capital LLC. Pursuant to the terms of the limited liability company agreement of Trillium Capital LLC, R. Scott Murray and The R. Scott Murray Remainder Trust–2000, the two current members of Trillium Capital LLC, are permitted to transfer their membership interests with the consent of the manager who is also the Company’s Chief Executive Officer, subject to compliance with federal and state securities laws. Any person who acquires in any manner whatsoever a membership interest in Trillium Capital LLC, whether or not such person has accepted and assumed in writing the terms and provisions of the limited liability company agreement or been admitted into the LLC as a member, shall be deemed to have agreed to be subject to and bound by all of the obligations of the limited liability company agreement with respect to such membership interest and shall be subject to the provisions of the limited liability company agreement with respect to any subsequent transfer of such membership interest.

Our founding stockholders have agreed that on or prior to the date of this prospectus, they will purchase in a private placement transaction a combined total of 7,500,000 warrants from us at a price of $1.00 per warrant. These warrants cannot be sold or transferred by the founding stockholders who initially purchase these securities from us until one year after the consummation of a business combination, except in certain limited circumstances. The $7,500,000 aggregate purchase price of the founder warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $7,500,000 aggregate purchase price of the founder warrants will become part of the liquidation amount distributed to our public stockholders on a pro rata basis from our trust account and the founder warrants will become worthless.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the founding stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the founding stockholder’s collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering.

All of the shares of common stock outstanding on the effective date of the registration statement, and the founder warrants, will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	one year following the consummation of a business combination; and

•

the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

We have rights to redeem, at cost, up to an aggregate of 1,171,874 shares of common stock from our founding stockholders, in whole or in part, if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This redemption right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters’ over-allotment option. If the underwriters exercise their over-allotment option in full, we will no longer have a right to redeem any shares of common stock from our founding stockholders. In accordance with our agreement with the underwriters, we will exercise this redemption right, in amounts equal to the shares of common stock purchased by each of our founding stockholders, only in an amount sufficient to cause our founding stockholders and senior advisors to maintain control over shares of common stock acquired prior to this offering in an amount equal to 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option, but not including the shares underlying the warrants sold in the private placement.

During the escrow period, the holders of these shares of common stock will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our founding stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to this offering, including the common stock underlying the founder warrants.

Each of our directors and officers are deemed to be our “parent” and “promoter,” as these terms are defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since inception, we have issued 8,959,374 shares of our common stock to certain of our founding stockholders listed below for an aggregate amount of approximately $50,000 in cash, at a purchase price of approximately $0.0056 per share. 1,168,124 of such shares are redeemable by us to the extent the underwriters’ over-allotment option is not exercised.

Name	Number of Shares	Relationship to Us
Trillium Capital LLC	3,932,210	Limited liability company affiliated with our Chairman of the Board of Directors, President and Chief Executive Officer
M. Benjamin Howe	501,628	Director
Kevin T. O’Leary	537,342	Director
Stephen D. R. Moore	357,878	Director
G. Drew Conway	501,628	Director
Charles F. Kane	640,337	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer
Lloyd R. Linnell	996,219	Executive Vice President and Chief Technology and Information Officer
Sheila M. Flaherty	640,337	Executive Vice President, General Counsel and Corporate Secretary
Paul G. Joubert	537,342	Member of our Strategic Advisory Council
Robert Wadsworth	314,453	Member of our Strategic Advisory Council

Immediately after this offering, our founding stockholders, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

Our founding stockholders have agreed that, on or prior to the date of this prospectus, they will purchase in a private placement transaction pursuant to Regulation D under the Securities Act, a combined total of 7,500,000 warrants from us at a price of $1.00 per warrant. These warrants, which we collectively refer to as the founder warrants, will not be sold or transferred by the purchaser who initially purchases these units from us until the completion of our initial business combination. The $7,500,000 purchase price of the founder warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $7,500,000 purchase price of the founder warrants will become part of the liquidation amount distributed to our public stockholders on a pro rata basis from our trust account and the founder warrants will become worthless.

The holders of a majority of all of (i) the shares of common stock owned or held by the founding stockholders and (ii) the shares of common stock issuable upon exercise of the founder warrants will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed upon or prior to the consummation of this offering. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing on or after the date on which these shares are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Because the founder warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. Our founder warrants will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed upon or prior to the consummation of this offering.

Certain of our officers and directors have advanced an aggregate of $200,000 to us as of the date of this prospectus, which principal amount may be increased by an aggregate amount of $50,000 at our request, to cover expenses related to this offering, such as SEC registration fees, FINRA registration fees, AMEX listing fees and legal and accounting fees and expenses. The loan bears interest at an annual rate of 5%, compounded semi-annually, and is due on the earlier of August 31, 2008 and the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not held in trust.

We will reimburse our founding stockholders, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices, service centers or similar locations of prospective target acquisitions to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers, directors and members of our strategic advisory council will not be repaid out of proceeds held in trust until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

Other than the reimbursable out-of-pocket expenses payable to our founding stockholders, no compensation or fees of any kind, including finders, consulting fees or other similar compensation, will be paid to any of our founding stockholders who owned our common stock prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination, other than fees more fully described under “Management—Conflicts of Interest.”

Our founding stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our officers remain officers of the resulting business, some of our officers may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the BPO industry. Further, after the consummation of a business combination, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the BPO industry.

All ongoing and future transactions between us and any of our founding stockholders or their respective affiliates, including loans by certain of our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

Our second amended and restated certificate of incorporation authorizes the issuance of up to 119,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Prior to the effective date of the registration statement, 8,984,374 shares of common stock will be outstanding, held by 11 stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrant separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve any business combination, our founding stockholders have agreed to vote all shares of common stock then owned by them in the same manner as a majority of the outstanding shares of common stock issued in this offering, other than the shares of common stock owned by the founding stockholders, who vote at the special or annual meeting called for the purpose of approving a business combination.

In accordance with Article Sixth of our second amended and restated certificate of incorporation (which Article Sixth cannot be amended without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering) we will proceed with the business combination only if a majority of the outstanding shares of common stock issued in this offering are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock issued in this offering both exercise their conversion rights discussed below and vote against the proposed business combination. Our founding stockholders will not have such conversion rights with respect to any shares of common stock owned by them. For purposes of seeking approval of the majority of the outstanding shares of common stock issued in this offering voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our second amended and restated certificate of incorporation, if we do not consummate a business combination by                     , 2009 [24 months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time period, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of any taxes payable and amounts permitted to be disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our founding stockholders have waived their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to the shares of common stock owned by them prior to this offering, including the shares of common stock underlying the founder warrants.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our founding stockholders, have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, which shall include $7,500,000 from the purchase of the founder warrants by our founding stockholders, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purpose and calculated as of two business days prior to the proposed consummation of the business combination), divided by the number of shares of common stock issued in this offering. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Our founding stockholders are not entitled to convert any of their shares of common stock into a pro rata share of the trust account.

Due to the fact that our second amended and restated certificate of incorporation authorizes the issuance of up to 119,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred stock

Our second amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

On or prior to the date of this prospectus, there will be 7,500,000 warrants outstanding representing the founder warrants. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. The units will begin trading on or promptly after the date of this prospectus. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.

We may call the warrants for redemption, other than the warrants included in and underlying the founder warrants (including any warrants issued upon exercise of the unit purchase option) at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon a minimum of 30 days prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current registration statement relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants will become worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

Because the founder warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares of common stock issuable upon their exercise.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Our founding stockholders, or their designees, have collectively agreed to purchase an aggregate of 7,500,000 warrants from us at a price of $1.00 per warrant on or prior to the date of this prospectus. The founder warrants have terms and provisions that are identical to the warrants being sold in this offering, except that (i) such founder warrants will be placed in escrow and not released before, except in limited circumstances, one year from the consummation of a business combination, (ii) such founder warrants will be non-redeemable as long as the founding stockholders hold them, (iii) such founder warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants, (iv) such founder warrants may be exercised on a cashless basis and (v) such founder warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed upon or prior to the consummation of this offering. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow. The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions, if any. The price of the warrants has been arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and our management, management agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in trust pending a business combination has been increased. The purchase of our securities in a private placement also has the benefit of reducing any concerns about open-market purchases by affiliates present in other blank check offerings.

We believe the purchase price of $1.00 per warrant for the private placement warrants will represent the fair value of such warrants on the date of purchase and accordingly no compensation expense will be recognized with respect to the issuance of the insider warrants. However, the actual fair value and any compensation impact will be determined based on the actual trading values of our warrants at the time they become separable. Consequently, our actual results may deviate from these expectations.

The founder warrants will become worthless if we do not consummate a business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Unit Purchase Option

We have agreed to sell to our underwriters, for $100, an option to purchase up to a total of 1,562,500 units at $9.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 (120% of the exercise price of the warrants included in the units sold in this offering). For a more complete description of the unit purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting—Unit Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 39,062,500 shares of common stock outstanding, excluding 1,174,874 shares subject to redemption, or 44,921,874 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 31,250,000 shares sold in this offering, or 35,937,500 shares of common stock if the underwriters’ over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 7,812,500 shares of common stock, or 8,984,374 shares if the underwriters’ over-allotment option is exercised in full, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares of common stock will be eligible for sale under Rule 144 prior to                    , 2008 [one year from the date of this prospectus]. Notwithstanding this restriction, those shares of common stock have been placed in escrow and will not be transferable for a period of one year from the consummation of a business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Additionally, after this offering there will be 7,500,000 warrants outstanding that upon full exercise will result in the issuance of 7,500,000 shares of common stock to the holders of the founder warrants. Such warrants and the underlying shares of common stock are subject to registration as described below under “—Registration Rights.”

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 390,625 shares of common stock immediately after this offering (or 449,219 if the underwriters’ over-allotment option is exercised in full); and

•

if the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares of common stock proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

As of the date of this prospectus, such restricted shares would include the 8,984,374 shares of common stock purchased by our founding stockholders and the 7,500,000 shares of common stock underlying the founder warrants.

In addition, the SEC has a proposal pending to shorten both the one year and two year holding periods referred to above to six months.

Registration Rights

The holders of a majority of all of (i) the shares of common stock owned or held by the founding stockholders and (ii) the shares of common stock issuable upon the exercise of the founder warrants will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed upon or prior to the consummation of this offering. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing on or after the date on which these shares are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Amendments to Our Second Amended and Restated Certificate of Incorporation

Our second amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•

a prohibition against completing a business combination if stockholders owning 30% or more of the shares of common stock issued in this offering exercise their conversion rights in lieu of approving a business combination;

•

the right of stockholders voting against a business combination to surrender their shares of common stock for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•

a requirement that in the event we do not consummate a business combination by                    , 2009 [24 months from the date of this prospectus] our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law;

•

a prohibition against the consummation of any other merger, capital stock exchange, stock purchase, asset acquisition, exchangeable share transaction or similar transaction prior to the business combination; and

•

a limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of our trust account or upon the exercise of their conversion rights.

Our second amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering prohibit the amendment or modification of any of the foregoing provisions except in connection with the consummation of a business combination. Additionally our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment decision relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, the board of directors will not, at any time prior to the consummation of a business combination, propose any amendment or modification of our second amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. In addition, we are contractually obligated not to amend or waive this provision pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering.

Listing

We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols OOO.U, OOO and OOO.WS, respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

Delaware anti-takeover law

Pursuant to our second amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock, otherwise known as an interested stockholder;

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, or the Code. This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) state, local or non-U.S. tax consequences, (b) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, or (c) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships (or other entities treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold our units, common stock or warrants through such entities.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, or IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our units, common stock and warrants.

This discussion is only a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income tax laws, any state, local, or non-U.S. tax laws and any applicable tax treaty.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions.    If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may suspend the running of the applicable holding period for purposes of the dividends-received deduction or the capital gains tax rate, as the case may be.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock.    In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange, or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required time period) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder’s adjusted tax basis in the share of common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock). Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Any gain realized by a non-U.S. holder upon the sale, exchange, or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than five percent of our common stock.

Net gain realized by a non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (i) of the preceding sentence may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

We currently are not a “United States real property holding corporation.” Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock.    In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described under—”Dividends and Distributions” above. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will be “not essentially equivalent to a dividend” if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of exercising a conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly to the adjusted basis of stock held by related persons whose stock is constructively owned by the holder.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant.    Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., initially, $6.00 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Call, or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), call, expiration, or other taxable disposition of a warrant, a U.S. holder will be required to recognize gain or loss in an amount equal to the difference between (i) the amount , if any, realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market value of the warrant) and the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Such gain or loss will generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, or redemption of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Information Reporting and Backup Withholding

Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds from a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of Units
Deutsche Bank Securities Inc.
Robert W. Baird & Co. Incorporated

Total	31,250,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the 31,250,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 31,250,000 units being offered to the public, other than those covered by the underwriters’ over-allotment option described below, if any of these units are purchased.

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $             per unit under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $             per unit to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The distribution of our units in this offering will be completed when all the units have been distributed, all selling efforts have been completed and any stabilization arrangements and trading restrictions in connection with the distribution have been terminated.

After we consummate a business combination, we intend to use our best efforts to maintain the effectiveness of our registration statement in order to allow exercise of the publicly traded warrants. We will file post-effective amendments to our registration statement in order to reflect in the prospectus any facts or events which arise after the effective date of our registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in our registration statement.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 4,687,500 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

The underwriting discounts and commissions are 7% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

Fees(1)	Fee per unit(1)	Without exercise of over allotment option	With exercise of over allotment option
Public offering price	$8.00	$250,000,000	$287,500,000
Discount(2)	0.56	17,500,000	20,125,000

Proceeds before expenses(3)	$7.44	$232,500,000	$267,375,000

(1)	The total fees do not include the fair value of the unit purchase option we have agreed to sell to the underwriters, which, based upon a Black-Scholes model, on the date of sale would be approximately $4.6 million using an expected life of four years, volatility of 48.6% and a risk-free interest rate of 4.1%.
(2)	The underwriters have agreed to defer $7,500,000, or $8,625,000 if the underwriters’ over-allotment option is exercised in full of their underwriting discount, equal to 3% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, the underwriters’ deferred discount, reduced pro-ratably by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at Bank of America, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.
(3)	The offering expenses are estimated at $950,000 and will be paid from the proceeds of this offering.

Upon the consummation of a business combination, the underwriters will be entitled to receive the proceeds attributable to the underwriters’ deferred discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that the proceeds attributable to the underwriters’ deferred discount will be distributed on a pro-rata basis among the public stockholders along with any interest accrued thereon.

Unit Purchase Option

We have agreed to sell our underwriters, for $100, an option to purchase up to a total of 1,562,500 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring four years from the date of this prospectus. The option and the 1,562,500 units, the 1,562,500 shares of common stock and the 1,562,500 warrants underlying such units, and the 1,562,500 shares of common stock underlying such warrants, have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. The underwriters will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of this prospectus. Additionally, the option may not be sold transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. We will have no obligation to net cash settle the exercise of the option or the warrants underlying the option. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of common stock at a price below the option exercise price.

Notwithstanding the foregoing, if (a) during the last 17 days of the lock-up period we release earnings results or material news or a material event relating to us occurs, or (b) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period following the last day of the lock-up period, the above restrictions shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or material event.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $4.6 million using an expected life of four years, volatility of 48.6% and a risk-free interest rate of 4.1%. We have no trading history, and as a result it is not possible to value this option based on historical trades. To estimate the value of this option, we considered a basket of BPO companies. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate our trust account, the option will become worthless.

Pricing of this Offering

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional units in the offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market. These transactions may be effected on the American Stock Exchange or otherwise.

Additionally, the representative, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that if no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless the FINRA determines that such payment would not be deemed underwriters compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts, is passing on the validity of the securities offered in this prospectus. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Global BPO Services Corp. as of July 9, 2007 and for the period from the date of inception (June 26, 2007) to July 9, 2007, appearing in this prospectus and registration statement, have been audited by BDO Seidman, LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the Financial Statements) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

GLOBAL BPO SERVICES CORP.

(a Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders of

Global BPO Services Corp.

Boston, MA

We have audited the accompanying balance sheet of Global BPO Services Corp. (a development stage company) as of July 9, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from June 26, 2007 (date of inception) through July 9, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global BPO Services Corp. as of July 9, 2007, and the results of its operations and its cash flows for the period from June 26, 2007 (date of inception) to July 9, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent upon obtaining adequate financial resources through a proposed public offering. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO SEIDMAN, LLP

Boston, MA
July 10, 2007

GLOBAL BPO SERVICES CORP.

(A Development Stage Company)

BALANCE SHEET

As of July 9, 2007

ASSETS:
Current assets:
Cash and cash equivalents	$245,000

Total current assets	245,000
Deferred offering costs	173,530

TOTAL ASSETS	$418,530

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accrued offering costs	$168,530
Accrued expenses—other	6,969

Total current liabilities	175,499
Notes payable—stockholders	200,000

Total liabilities	375,499

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.001 par value, 1,000,000 shares authorized; none outstanding	—
Common Stock, $0.001 par value, 12,000,000 shares authorized; 8,984,374 shares issued and outstanding	8,984
Additional paid-in-capital	41,016
Deficit accumulated during the development stage	(6,969)

Total stockholders’ equity	43,031

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$418,530

See notes to financial statements.

GLOBAL BPO SERVICES CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the period from June 26, 2007 (date of inception) to July 9, 2007

Expenses: Formation and operating related costs	$6,969

Net loss for the period	$(6,969)

Weighted average number of shares outstanding	641,834

Net loss per share—basic and diluted	$(0.01)

See notes to financial statements.

GLOBAL BPO SERVICES CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from June 26, 2007 (date of inception) to July 9, 2007

	Common Stock		Additional Paid-in- Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount
Issuance of common stock to founding stockholders	8,984,374	$8,984	$41,016	$—	$50,000
Net loss for the period	—	—	—	(6,969)	(6,969)

Balance at July 9, 2007	8,984,374	$8,984	$41,016	$(6,969)	$43,031

See notes to financial statements.

GLOBAL BPO SERVICES CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period from June 26, 2007 (date of inception) to July 9, 2007

Cash flows used in operating activities:
Net loss for the period	$(6,969)

Adjustments to reconcile net loss to net cash used by operating activities:
Increase in cash attributable to changes in current assets and liabilities:
Accrued expenses—other	6,969

Net cash used in operating activities	—

Cash flows from financing activities:
Proceeds from notes payable—stockholders	200,000
Proceeds from issuance of common stock to founding stockholders	50,000
Offering costs paid	(5,000)

Net cash provided by financing activities	245,000

Net increase in cash and cash equivalents	245,000
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$245,000

Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$168,530

See notes to financial statements.

GLOBAL BPO SERVICES CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

July 9, 2007

Note 1.    Organization and Business Operations

Global BPO Services Corp. (the “Company”), was incorporated in Delaware on June 26, 2007 as a blank check development stage company to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination (each a “Business Combination”) one or more domestic or international operating businesses in the business process outsourcing industry.

As of July 9, 2007, the Company had not yet commenced any operations. All activity through July 9, 2007 relates to the Company’s formation and the proposed public offering described below.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully consummate a Business Combination. Upon the closing of the Proposed Offering, with the exception of $250,000 which will be available for working capital purposes, all of the remaining net proceeds will be held in a trust account (“Trust Account”) and invested only in “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of a first Business Combination or (ii) liquidation of the Company. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares issued in the Proposed Offering vote against the proposed Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. The Company’s Founding Stockholders (as defined below) will not have such conversion rights with respect to any shares of common stock owned by them. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers, directors and members of the strategic advisory council of the Company (“Founding Stockholders”), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder, other than a Founding Stockholder, who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the proposed consummation of the Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Founding Stockholders.

The Company’s amended and restated certificate of incorporation provides for the Company’s common stock to have a par value of $0.001 per share and, on June 29, 2007, the Company issued 100 shares to its Chairman of the Board of Directors, President and Chief Executive Officer. On July 9, 2007, the Company issued a further 8,984,274 shares to its Founding Stockholders for a combined total capital contribution of $50,000 for the two issuances. The Company’s amended and restated certificate of incorporation states that it will cause a mandatory dissolution of the Company and subsequent liquidation of the funds held in the trust account in the event that the Company does not consummate a Business Combination within 24 months from the date of the consummation of the Proposed Offering. It also will provide that 24 months from consummation of the Proposed Offering the Company’s corporate existence will cease. To the extent the underwriters’ over-allotment option is not exercised, 1,171,874 shares issued to the Founding Stockholders are subject to redemption. In the event of dissolution and liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3). The amended and restated certificate of incorporation authorizes 1,000,000 shares of preferred stock and 12,000,000 shares of common stock.

As indicated in the accompanying financial statements, at July 9, 2007, the Company has no operations. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty are discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

Note 2.    Summary of Significant Accounting Policies

Basis of Presentation

The financial statements include the accounts of the Company. The Company has not commenced operations. All activity through July 9, 2007 is related to the Company’s formation and preparation of the Proposed Offering. The Company has selected December 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. As of July 9, 2007, the Company has provided a full valuation allowance against any deferred income tax benefits.

Loss Per Common Share

Basic loss per share is computed by dividing net loss applicable to common stock by the weighted average common shares outstanding during the period.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. At July 9, 2007, there were no such potentially dilutive securities. Therefore, basic and diluted loss per share were the same for the period from the date of inception (June 26, 2007) through July 9, 2007.

Deferred offering costs

Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3.    Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 31,250,000 units (“Units”). The Company also will sell in a private placement on or prior to the date of this prospectus 7,500,000 warrants for proceeds of $7,500,000 to its Founding Stockholders, some of whom are also officers and directors of the Company. In addition, the Company will grant its underwriters an option (the “Over-Allotment Option”), exercisable not later than 30 days after the sale of the Units, to purchase up to 4,687,500 additional Units to cover over-allotments. Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the consummation of a Business Combination with a target business or one year from the date of this prospectus and expiring four years from the date of this prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, if, and only if, the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption. The Company may not redeem the Warrants unless the Warrants and the shares of common stock underlying the

Warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. In no event will the registered holders of a Warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of the Company’s common stock.

The Company’s Founding Stockholders have collectively agreed to purchase an aggregate of 7,500,000 founder warrants on or prior to the date of this prospectus at the price of $1.00 per warrant for a total of $7,500,000. The founder warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the founder warrants will be added to the proceeds from the Proposed Offering to be held in the trust account pending the Company’s completion of one or more Business Combinations. If the Company does not complete one or more approved Business Combinations that meet the criteria described in the Proposed Offering, then the $7,500,000 purchase price of the founder warrants will become part of the amount payable to the Company’s Public Stockholders upon the liquidation of the trust account and the founder warrants will become worthless.

The founder warrants have terms and provisions that are identical to the Warrants being sold in the Proposed Offering, except that (i) such founder warrants will be placed in escrow and not released before, except in limited circumstances, one year from the consummation of an approved Business Combination, (ii) such founder warrants will be non-redeemable as long as the Founding Stockholders hold them, (iii) such founder warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants, (iv) such founder warrants may be exercised on a cashless basis and (v) such founder warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed upon or prior to the consummation of the Proposed Offering. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow.

The Company believes the purchase price of $1.00 per warrant for the private placement warrants will represent the fair value of such warrants on the date of purchase and accordingly no compensation expense will be recognized with respect to the issuance of the insider warrants. However, the actual fair value and any compensation impact will be determined based on the actual trading values of the warrants at the time they become separable. Consequently, the Company’s actual results may deviate from these expectations.

The Company has agreed to sell the Units issued in the Proposed Offering to its underwriters at a price per share equal to $7.44 (a discount of $0.56 per share), resulting in an aggregate underwriting discount to the underwriters of $17,500,000 if the Over-Allotment Option is not exercised and $20,125,000 if the Over-Allotment Option is exercised. The Company has agreed to sell to its underwriters, for $100, an option to purchase up to a total of 1,562,500 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the warrants included in the units sold in the Proposed Offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of an approved Business Combination and one year from the date of this prospectus and expiring four years from the date of this prospectus. The option and the 1,562,500 units, the 1,562,500 shares of common stock and the 1,562,500 warrants underlying such units, and the 1,562,500 shares of common stock underlying such warrants, have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the Proposed Offering and their bona fide officers or partners. The option and its underlying securities have been registered under the registration statement of which this prospectus forms a part. The Company will have no obligation to net cash settle the exercise of the option or the warrants underlying the option. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $4.6 million using an expected life of four years, volatility of 48.6% and a risk-free interest rate of 4.1%. The expected volatility of approximately 48.6% was estimated by management based on an evaluation of the historical volatilities of public entities in the business processing outsourcing industry. The Company has no trading history, and as a result it is not possible to value this option based on historical trades. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

Note 4.    Commitment to Related Party

The Company utilizes certain administrative, technology and secretarial services, as well as office space provided by Trillium Capital LLC, an entity affiliated with the Company’s Chairman of the Board of Directors, President and Chief Executive Officer. The Company has agreed to pay such affiliate $10,000 per month for such services commencing immediately following the consummation of the Proposed Offering.

Note 5.    Notes Payable—Stockholders

On June 29, 2007, pursuant to promissory notes of the same date, certain of the Company’s officers and directors provided a loan to the Company in the amount of $200,000, bearing interest at an annual rate of 5% compounded semi-annually, which principal amount may be increased by an aggregate amount of $50,000 at the Company’s request, to be repaid from the net proceeds of the Proposed Offering not held in trust and is due on the earlier of August 31, 2008 or the consummation of the Proposed Offering. The proceeds of the loan will be used to pay certain offering expenses and start-up related costs.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until                     , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

31,250,000 Units

Deutsche Bank Securities

Robert W. Baird & Co.

Prospectus

                    , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
Initial Escrow Agent Fee	3,500
Legal fees and expenses	500,000
Printing and engraving expenses	90,000
Accounting fees and expenses	70,000
SEC registration fee	16,252
FINRA filing fee	53,438
AMEX listing fees and expenses	70,000
Miscellaneous	145,810	(2)

Total	$950,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $12,000 for acting as transfer agent and warrant agent of the registrant’s common stock and warrants, respectively.
(2)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation, that will become effective upon the closing of this offering, provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our second amended and restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of us, by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, all such persons being referred to as an indemnitee, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our second amended and restated certificate of incorporation provides that we will indemnify any indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any indemnitee has been successful, on the merits or otherwise, we will indemnify him or her against all expenses, including attorneys’ fees, actually and reasonably incurred in connection therewith. Expenses must be advanced to an indemnitee under certain circumstances.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Founding Stockholders	Number of Shares
Trillium Capital LLC	3,932,210
M. Benjamin Howe	501,628
Kevin T. O’Leary	537,342
Stephen D. R. Moore	357,878
Paul G. Joubert	537,342
Lloyd R. Linnell	996,219
Sheila M. Flaherty	640,337
Robert Wadsworth	314,453
Deborah Keeman	25,000
Charles F. Kane	640,337
G. Drew Conway	501,628

Total	8,984,374

Such shares of common stock were issued on July 9, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. The shares of common stock issued to the persons above were sold for an aggregate offering price of $50,000 at a purchase price of $0.0056 per share. No underwriting discounts or commissions were paid with respect to such sales.

On or prior to the date of this prospectus included in this Registration Statement, the founding stockholders will purchase 7,500,000 founder warrants from us. These founder warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. A private placement subscription agreement has been entered into between us and our officers and directors in connection with these founder warrants and is attached as an exhibit to this Registration Statement. Certain of our founding stockholders have subscribed for and, on or prior to the date of this prospectus, will purchase the founder warrants in the amount set forth below opposite their respective names.

Founding Stockholders	Number of Warrants
Trillium Capital LLC	3,025,000
M. Benjamin Howe	500,000
Kevin T. O’Leary	500,000
Stephen D. R. Moore	350,000
Paul G. Joubert	500,000
Lloyd R. Linnell	750,000
Sheila M. Flaherty	500,000
Robert Wadsworth	375,000
Charles F. Kane	500,000
G. Drew Conway	500,000

Total	7,500,000

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the founding stockholder’s collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the founding stockholder’s collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering.

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page and which is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 12th day of October, 2007.

GLOBAL BPO SERVICES CORP.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	Chairman of the Board of Directors, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ R. Scott Murray R. Scott Murray	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	October 12, 2007

/s/ Charles F. Kane Charles F. Kane	(Principal Financial and Accounting Officer)	October 12, 2007

* Kevin T. O’Leary	Director	October 12, 2007

* M. Benjamin Howe	Director	October 12, 2007

* Stephen D. R. Moore	Director	October 12, 2007

* G. Drew Conway	Director	October 12, 2007

*By:	/s/ R. Scott Murray
R. Scott Murray
Attorney-in-Fact

Exhibit No.	Description
1.1	Form of Underwriting Agreement.†
3.1	Amended and Restated Certificate of Incorporation.†
3.2	Form of Second Amended and Restated Certificate of Incorporation.
3.3	By-laws.†
3.4	Form of Amended and Restated By-laws.†
4.1	Specimen Unit Certificate.†
4.2	Specimen Common Stock Certificate.†
4.3	Specimen Warrant Certificate.†
4.4	Form of Unit Purchase Agreement to be granted to the Underwriters.†
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.†
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.†
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company, and the Founding Stockholders.†
10.3	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders.†
10.4	Form of Letter Agreement by Trillium Capital LLC.
10.5	Form of Letter Agreement by R. Scott Murray.
10.6	Form of Letter Agreement by M. Benjamin Howe.
10.7	Form of Letter Agreement by Kevin T. O’Leary.
10.8	Form of Letter Agreement by Stephen D. R. Moore.
10.9	Form of Letter Agreement by Lloyd R. Linnell.
10.10	Form of Letter Agreement by Sheila M. Flaherty.
10.11	Form of Letter Agreement by G. Drew Conway.
10.12	Form of Letter Agreement by Charles F. Kane.
10.13	Common Stock Subscription Agreement between the Registrant and the Founding Stockholders.†
10.14	Promissory Note, dated June 29, 2007, issued to R. Scott Murray in the amount of $50,000.†
10.15	Promissory Note, dated June 29, 2007, issued to Lloyd Linnell in the amount of $50,000.†
10.16	Promissory Note, dated June 29, 2007, issued to Kevin T. O’Leary in the amount of $50,000.†
10.17	Promissory Note, dated June 29, 2007, issued to Paul G. Joubert in the amount of $50,000.†
10.18	Loan Call Agreement, dated June 29, 2007, among the Registrant, R. Scott Murray, Lloyd Linnell, Kevin T. O’Leary and Paul G. Joubert.†
10.19	Warrant Subscription Agreement between the Registrant and the Founding Stockholders.†
10.20	Charter of the Audit Committee of the Board of Directors.†
10.21	Charter of the Nominating Committee of the Board of Directors.†
10.22	Form of Letter Agreement by Robert Wadsworth.
10.23	Form of Letter Agreement by Paul G. Joubert.
10.24	Form of Letter Agreement by Deborah Keeman.
10.25	Administrative Services Agreement, by and between the Company and Trillium Capital LLC, dated as of August 21, 2007.†
14	Code of Business Conduct and Ethics.†
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).†
23.3	Consent of Paul G. Joubert.†
24	Power of Attorney (Included on Signature Page).†

*	To be filed by amendment.
†	Previously filed.